UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

The First Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The First Bancorp

2022
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

COMMUNITY FIRST

AT A GLANCE
$36.3M	Net Income, up 33.7%

$2.53B	Total Assets

$3.30	Diluted EPS

$2.12B	Total Deposits

18	Branches with 270 Full-Time Employees

47.81%	Efficiency Ratio at the 12th percentile in its peer group
We have been beyond blessed to thrive financially while finding a myriad of opportunities to impact our customers and our communities in a positive manner. — TONY C. MCKIM, PRESIDENT AND CEO

The First Bancorp (NASDAQ: FNLC) is a $2.5 billion bank holding company based in Damariscotta, Maine. The Company’s subsidiary, First National Bank (formerly The First, N.A.), was established in 1864 and now has 18 branches located along Maine’s coast from Wiscasset to Calais and two branches in the greater Bangor area. With a strong coastal presence, the Bank is well positioned to take advantage of the mix of both new and traditional industries and the growth generally seen in Maine’s coastal counties.
Over the last 10 years, the Bank’s total assets have grown in excess of $1.1 billion. This growth was achieved through a focused strategy of organic growth from the existing branch offices of First National Bank as well as opening and acquiring new branches.
Over the past several years, the Bank has made significant capital investments in technology infrastructure and today offers a competitive range of electronic banking products and services in addition to those provided within our branch offices. Whether delivered traditionally or electronically however, it is personalized service that ultimately differentiates First National Bank from other financial service providers and allows the Bank to foster lasting relationships with our customers.

Front cover photograph by Don Dunbar
Above photograph by Brittany Carter-Burpee

The First Bancorp, Inc. Post Office Box 940 223 Main Street Damariscotta, Maine 04543 https://investors.thefirst.com
MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER
TONY C. MCKIM
President and CEO
Dear Shareholders,
As we continue to live through times and situations unheard of in modern history, I am incredibly proud of my team and what we were able to accomplish in 2021. The positive impact that community bankers and banks have on the communities we serve has never been clearer, as we work to assist our customers fulfill their needs, meet their goals and overcome their challenges.
2021 HIGHLIGHTS

•
Driven by $170.9 million in loan growth which led to a 10.8% increase in net interest income, before loan loss provision, your Company once again achieved record earnings in 2021. Net income was $36.3 million, an increase of 33.7% from the $27.1 million reported for the year ended December 31, 2020.

•
In addition to strong loan growth, we also saw strong deposit growth of $278.7 million, up 15.1% since December 31, 2020. Much of this growth was in low-cost deposits — up $275 million year-over-year — which enabled a reduction in more expensive borrowed funds.

•
2021 was our first full year in the Belfast market. We have been warmly welcomed by the city and have established relationships with many local non-profits to help spread our positive Dream First message.

•
In late 2021, we signed a lease to open our 18th branch in Brewer. Located conveniently on Parkway South, we have a new option for our existing Penobscot County customers and look forward to welcoming new ones.

If 2020 highlighted the resiliency of your Company and our amazing team, 2021 proved that we are also capable of great endurance. There were some wonderful positives in 2021, with staff moving back into their offices in our newly renovated Operations Center, and we resumed in person meetings and education sessions. After more than a year of Zoom meetings, it was great to be able to congregate in our board room with your Board of Directors and Executive Management Team. We also offered employees in certain positions the opportunity to work remotely on a more permanent basis. Remote work has proven to be very effective for some employees and we have learned that employee engagement still remains high amongst our team. We recently surveyed employees about communication in the Bank, asking questions about communication in general and more specific questions about communication between me and the team. I am pleased to say that the survey had a high rate of response and that the results were overwhelmingly positive. No matter where our employees are working, they continue to be engaged with their teammates, the Company and their work.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Like many companies, we experienced staffing shortages in 2021 as well as periods of time when childcare challenges impacted our teams. I cannot speak highly enough of our staff who all pitched in to help each other through these difficult times.

OUR STRATEGIC VISION
While the challenges of the last two years have forced us, from time to time, to be flexible and adapt to changing circumstances, we continue to be true to our organizational vision document. We truly believe that as long as we are true to our purpose and our core values, and we remain rooted in the guiding philosophy influenced by the bankers that came before us, we will succeed in our annual mission and achieve our vision. This organizational vision has been the cornerstone of our recent successes and will guide our future.
Please read the attached proxy statement carefully and vote promptly to ensure your shares are represented at the Annual Meeting. If you have any questions about matters discussed in the Proxy Statement, please contact me at (207) 563-3195 or 1-(800) 564-3195, extension 3169.
Your continued support of The First Bancorp, Inc. is sincerely appreciated. I look forward to having you attend the virtual Annual Meeting.
Very truly yours,
TONY C. MCKIM
President and Chief Executive Officer
March 22, 2022

The First Bancorp, Inc. Post Office Box 940 223 Main Street Damariscotta, Maine 04543 https://investors.thefirst.com
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
When
Wednesday, April 27, 2022 11:00 a.m. Eastern Daylight Time
Where
Virtually at: www.virtualshareholdermeeting.com/FNLC2022
Record Date
Only shareholders of record at the close of business on February 16, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
Items of Business

1
Election of nine director nominees to serve for a one-year term

2
Approval, on an advisory basis, of the compensation of our named executive officers

3
Ratification of the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as our independent auditors for 2022

4
Transaction of such other business as may properly come before the meeting or any adjournment thereof

How to Vote
Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting, the prompt return of your proxy will save follow-up expenses and assure the proper representation of your shares.
You may revoke your proxy if you so desire at any time before it is voted. Have your proxy card or voting instruction form with your 16-digit control number and follow the instructions.
	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.proxyvote.com, 24/7	Within the United States and Canada, 1-800-690-6903 (toll-free)	Scan the QR code	Mark, date, sign and promptly return the enclosed proxy card, using the postage-paid envelope provided	Attend the virtual annual meeting and cast your ballot online
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	www.proxyvote.com, 24/7	Within the United States and Canada, 1-800-454-8683 (toll-free)	Scan the QR code	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	Attend the virtual annual meeting, and cast your ballot online
DEADLINE	Vote by 11:59 P.M. ET on 04/26/2022 for shares held directly and by 11:59 P.M. ET on 04/24/2022 for shares held in a Plan	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
Directors are elected by the vote of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting. To be approved, any other matters submitted to our Shareholders, including the ratification of Berry Dunn McNeil & Parker, LLC, as our independent auditors, require the affirmative vote of the holders of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.
Shares that abstain from voting as to a particular matter will be counted for purposes of determining whether a quorum exists and for purposes of calculating the vote with respect to such matter but will not be deemed to have been voted in favor of such matter. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter unless the beneficial owner(s) of the shares instruct(s) such record holder how to vote such shares. Accordingly, abstentions will have the effect of a vote against a proposal, and broker non-votes will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting (but will have the effect of negative votes with respect to the election of directors).

By Order of the Board of Directors,
SUSAN A. NORTON
Clerk
March 22, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2022
The First Bancorp’s annual report to shareholders and proxy statement are available at http://materials.proxyvote.com/31866P

1	PROXY SUMMARY
5	CORPORATE GOVERNANCE AND BOARD MATTERS
5	PROPOSAL 1―ELECTION OF DIRECTORS
9	About the Board of Directors and Its Committees
10	Audit Committee
11	Compensation Committee
11	Governance Committee
11	Compensation Committee Interlocks and Insider Participation in Compensation Decisions
12	Third Party Compensation of Directors
12	Director Independence
12	Risk Oversight
12	Board and Committee Roles
13	Privacy and Cybersecurity
13	Leadership Structure
14	Code of Ethics
14	Audit Committee Financial Expert
15	Certain Relationships and Related Transactions
15	Director Compensation
17	INFORMATION ABOUT OUR EXECUTIVE OFFICERS
19	EXECUTIVE COMPENSATION
19	PROPOSAL 2―ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
20	Compensation Discussion and Analysis
20	I. Executive Summary
21	II. Philosophy of Our Executive Compensation Program
22	III. Considerations in Determining Executive Compensation
23	IV. Elements of the Compensation Program
32	V. Compensation Mix
32	VI. Compensation of Chief Executive Officer and Other NEOs
34	VII. Other Benefits
35	VIII. Stock Ownership Guidelines
36	Executive Compensation Tables and Narrative
36	Summary Compensation Table
38	Grants of Plan-Based Awards Table
39	Outstanding Equity Awards at Fiscal Year End Table
39	Options Exercised and Stock Vested Table
39	2021 Equity Incentive Plan Table
40	Other Employee Benefits
40	Compensation Policies and Practices
42	CEO Pay Ratio
43	Report of the Compensation Committee
44	AUDIT MATTERS
44	PROPOSAL 3―RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
44	Audit Fees and Services
45	Report of the Audit Committee
46	STOCK OWNERSHIP INFORMATION
46	Security Ownership of Directors, Management and Principal Shareholders
47	Delinquent Section 16(a) Reports
48	ADDITIONAL INFORMATION
48	Information about the Annual Meeting and Voting
51	Information about Shareholder Proposals
51	Shareholder Communications with the Board
51	Accessing Company Financial Statements and Reports and Online Information
52	Other Matters

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2022 Annual Meeting
When	Where	Record Date
Wednesday, April 27, 2022 11:00 a.m. Eastern Daylight Time	Virtually at: www.virtualshareholdermeeting.com/FNLC2022	February 16, 2022
Voting Agenda	Board Recommendation	For More Information, See Page
1 Election of nine director nominees to serve for a one-year term	FOR each nominee	5
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	19
3 Ratification of the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as our independent auditors for 2022	FOR	44
Transaction of such other business as may properly come before the meeting or any adjournment thereof
2021 Performance Highlights
$36.3M	$2.53B	$3.30
Net Income, up 33.7%	Total Assets	Diluted EPS
$2.12B	18	47.81%
Total Deposits	Branches with 270 Full-Time Employees	Efficiency ratio is in the 12th percentile of the Bank’s peer group
Corporate Governance Highlights
Corporate Governance Best Practices

6 of our 9 directors are independent, including all Committee members

Independent Board Chairman

2 of our 9 directors are women

Balance of new and experienced directors

Majority vote in uncontested elections

No overboarding

Board retirement policy following 75th birthday

Stock ownership guidelines for directors and executives

Annual director self-evaluation and committee assessment to ensure board effectiveness

All directors attended over 80% of 2021 meetings

Regular executive sessions of independent directors

Robust risk oversight

Board review of company’s financial performance, strategy and succession plan

Code of Business Conduct and Ethics

Commitment to Environmental, Social and Governance Responsibility

THE FIRST BANCORP, INC. 2022 Proxy Statement | 1

PROXY SUMMARY
Board of Directors Overview
Name and Principal Occupation	Age	Director since	Independent	Committee Membership
				Audit	Compensation	Governance
Robert B. Gregory Practicing attorney	68	1987
Renee W. Kelly Assistant Vice President for Innovation and Economic Development, University of Maine	52	2016
Tony C. McKim President and Chief Executive Officer, The First Bancorp and First National Bank	54	2005
Mark N. Rosborough President, J. T. Rosborough Insurance Agency; and Partner, Rosborough Family Limited Partnership, Penrose and TISA	73	2005 since 2018
Cornelius J. Russell General Manager, the Samoset Resort	58	2014
Stuart G. Smith Owner and operator, Maine Sport Outfitters, the Lord Camden Inn, the Grand Harbor Inn, 16 Bay View Hotel, Bayview Landing, and the Breakwater Marketplace	68	1997
Kimberly S. Swan Owner of Trumpeter Inc., d/b/a Swan Agency Real Estate	59	2021
Bruce B. Tindal Licensed real estate broker; Founder, Tindal & Callahan Real Estate	71	1999
F. Stephen Ward Retired Treasurer and Chief Financial Officer, The First Bancorp and First National Bank	68	2018
Meetings in 2021	Board — 9			4	3	4
Committee Chair	Committee Member	Chairman of the Board
DIRECTOR ATTRIBUTES
Our nine directors comprise a well-balanced Board.
2 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

PROXY SUMMARY
BOARD REFRESHMENT
We have added three new directors to our Board since 2016, including two women, representing 33% of the board. Katherine Boyd retired from our Board in 2020.
BOARD EXPERTISE
Director Skills and Experience
Academics	● ● ● ● ● ● ● ● ●	3	33%
Audit and financial reporting	● ● ● ● ● ● ● ● ●	5	56%
Banking	● ● ● ● ● ● ● ● ●	6	66%
Corporate governance, legal expertise	● ● ● ● ● ● ● ● ●	5	56%
Executive leadership	● ● ● ● ● ● ● ● ●	5	56%
Finance and investment industry	● ● ● ● ● ● ● ● ●	3	33%
Human capital management	● ● ● ● ● ● ● ● ●	4	44%
Marketing, business development	● ● ● ● ● ● ● ● ●	8	88%
Other board service	● ● ● ● ● ● ● ● ●	5	56%
Regulatory, government and compliance	● ● ● ● ● ● ● ● ●	3	33%
Real estate	● ● ● ● ● ● ● ● ●	6	67%
Risk management	● ● ● ● ● ● ● ● ●	5	56%
Strategic planning and operations	● ● ● ● ● ● ● ● ●	8	88%
THE FIRST BANCORP, INC. 2022 Proxy Statement | 3

PROXY SUMMARY
Executive Compensation Highlights
COMPENSATION POLICIES AND PRACTICES
What We Do	What We Don’t Do

Independent Compensation Committee that approves all compensation for our named executive officers

Independent compensation consultant

Annual Say-on-Pay vote

Compensation Committee assesses compensation practices to eliminate or reduce incentives encouraging excessive risk

Pay-for-performance philosophy

Clawback policy

No pensions or any other enhanced benefit programs beyond those typically available to all employees

Limited perquisites

No employment agreements or commitments with respect to severance or change of control

PRINCIPAL COMPENSATION OBJECTIVES
Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:

Provide both short-term and long-term alignment between pay and performance	Align executives’ interests with those of our shareholders	Remain competitive within the relevant marketplace in terms of total compensation	Enable the Company to attract, retain and motivate top talent
CONSIDERATION OF SAY-ON-PAY ADVISORY VOTE
•
The Compensation Committee believes that our recent Say-on-Pay votes affirm our shareholders’ support of our approach to executive compensation.

•
After considering the 88% approval in 2021 and following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation.

•
The Compensation Committee will continue to consider the outcome of our Say-on-Pay votes and feedback from shareholders when making future compensation decisions for our named executive officers.

4 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

CORPORATE GOVERNANCE AND BOARD MATTERS

PROPOSAL 1 — ELECTION OF DIRECTORS

The health of the Company depends on a strong, independent and attentive Board. The Governance Committee of the Board of Directors believes that it is necessary for each of the Company’s Directors to possess a considerable amount of business management and educational experience. In addition, Directors must have sound judgment, wisdom, integrity and ethics. Directors are encouraged to attend seminars and courses to enhance their directorship skills.
Each of our outside Directors brings to the Company knowledge from their field of expertise, including leadership, finance, marketing and human resources, through the management of their own companies, organizations or professional practices. These experiences provide perspective, analytical insight and objectivity when overseeing and evaluating Management.
In addition, all Directors serve as referral sources for the Bank. All Directors of the Company also serve on the Bank’s Board and meet the requirements for Directors as set forth by the Office of the Comptroller of the Currency. The Board’s familiarity with the Bank’s systems and controls is crucial in maintaining the Company’s safety and soundness.
In order to be a candidate for a Director of the Company, each individual must meet the following criteria:
•
Be a citizen of the United States.

•
Have the financial capacity to own and/or purchase the minimum equity interest in the Company as specified in the Company’s bylaws.

•
Be available to attend the monthly meetings of the Board of Directors and Board Committee meetings, as scheduled from time to time.

•
Have the ability and willingness to represent the interests of the Shareholders of the Company.

•
Meet any additional criteria that the Office of the Comptroller of the Currency may establish for directors of a national bank.

If any person named as nominee should be unwilling or unable to stand for election at the time of the Annual Meeting, the holder of the Proxy will vote for any replacement nominee or nominees recommended by the Board of Directors. Each person listed below has consented to be named as a nominee, and the Board of Directors knows of no reason why any of the nominees may not be able to serve as a Director if elected.
In order to be elected a Director of the Company, a nominee must receive the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock outstanding on the Voting Record Date. Broker non-votes or abstentions will not be counted as affirmative votes.

The Board of Directors unanimously recommends that the Shareholders vote FOR the election of each director nominee.
THE FIRST BANCORP, INC. 2022 Proxy Statement | 5

CORPORATE GOVERNANCE AND BOARD MATTERS
The Governance Committee has nominated the following individuals to be submitted to a vote of the Shareholders at the meeting, each to serve (if elected) for a one (1) year term and until their successor is duly elected. (Directors’ ages are as of December 31, 2021.)

ROBERT B. GREGORY	Director of the Company and the Bank since 1987 Chairman of the Company and the Bank (September 1998 to April 2007)
AGE 68
CAREER HIGHLIGHTS
•
Mr. Gregory has been a practicing attorney since 1980, first in Lewiston, Maine and since 1983 in Damariscotta, Maine.

•
As of March 20, 2022, Director Gregory will qualify as an independent director per NASDAQ rules.

•
In addition, he and his wife Sim serve as advisors to the Bowdoin Christian Fellowship.

QUALIFICATIONS
The Board concluded that Mr. Gregory is well suited to serve as a director of the Company because of his legal expertise and extensive transactional experience in financial, banking, and commercial real estate matters.

RENEE W. KELLY	Independent Director of the Company and the Bank since January 2016
AGE 52 COMMITTEES • Audit
CAREER HIGHLIGHTS
•
Ms. Kelly served as Director of Economic Development Initiatives for the University of Maine from 1997 until July 2016 when she was promoted to Assistant Vice President for Innovation and Economic Development.

•
In addition, she leads the University’s entrepreneurship and innovation support activities as well as its efforts in the Innovation Engineering Institute.

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She was a founding member of the leadership team for the Blackstone Accelerates Growth initiative in Maine (now Maine Accelerates Growth) and led the creation of the Innovate for Maine Fellows program.

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Prior to joining the University, she developed training products for Manpower of Connecticut, worked for a financial services start-up company and served as an aide to then U.S. Senator Olympia J. Snowe.

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She currently serves on the boards of several economic development and service organizations, including the Ellsworth Business Development Corporation. In addition, she is an alternate board member for UpStart Maine.

QUALIFICATIONS The Board concluded that Ms. Kelly is well suited to serve as a director of the Company because of her varied experience in economic development.
TONY C. MCKIM	Director of the Company and the Bank since January 2005
AGE 54
CAREER HIGHLIGHTS
•
Mr. McKim joined the Company as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Company and the Bank upon completion of the mergers of FNB Bankshares (“FNB”) and its subsidiary into the Company and the Bank on January 14, 2005.

•
Prior to the mergers, Mr. McKim was President and Chief Executive Officer of FNB and its subsidiary.

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In January 2015, Mr. McKim was named President and Chief Executive Officer of the Company and the Bank.

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Mr. McKim is involved in several local associations, including Harbor House, Ellsworth Business Development Corporation, Acadian Youth Sports, as well as the Maine Bankers Association.

QUALIFICATIONS
The Board concluded that Mr. McKim is well suited to serve as a director of the Company because of his experience as the former CEO of FNB Bankshares and as a senior officer of the Company with more than two decades in bank management.

6 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

CORPORATE GOVERNANCE AND BOARD MATTERS
MARK N. ROSBOROUGH	Independent Director of the Company and the Bank since January 2005 Chairman of the Board for the Company and the Bank since April 2018
AGE 73 COMMITTEES • Audit • Compensation • Governance
CAREER HIGHLIGHTS
•
Mr. Rosborough has served as a Director of the Company and the Bank since completion of the mergers of FNB and its subsidiary into the Company and the Bank on January 14, 2005.

•
He currently serves as the Chairman of the Board for both the Company and the Bank.

•
Prior to the mergers, Mr. Rosborough served as Chairman of the Board of Directors of FNB and its subsidiary.

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Mr. Rosborough is President of J. T. Rosborough Insurance Agency.

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He is also a partner in Rosborough Family Limited Partnership, Penrose and TISA.

•
He has served on the Board of Advisors for Maine Mutual Group, as well as on the Ellsworth City Council, the Ellsworth Chamber of Commerce, the Hanover Insurance Company Advisory Board, the Acadia Insurance Advisory Board, the MEMIC Advisory Board, the Maine Insurance Agency Board of Directors and the American Red Cross for Hancock and Waldo Counties.

QUALIFICATIONS
The Board concluded that Mr. Rosborough is well suited to serve as a director of the Company because of his experience as the former Chairman of FNB Bankshares and his overall banking expertise and knowledge, and business experience managing a successful insurance agency.

CORNELIUS J. RUSSELL	Independent Director of the Company and the Bank since 2014
AGE 58 COMMITTEES • Compensation • Governance
CAREER HIGHLIGHTS
•
A second-generation hotelier, Mr. Russell began his career in 1987 with Ocean Properties Hotels Resorts & Affiliates where he has held management positions at multiple hotels in Maine, New Hampshire, Florida, Colorado and Arizona.

•
He has acted as the General Manager at the Samoset Resort since 1999 where he has overseen numerous multi-million-dollar capital improvement projects.

•
Mr. Russell’s service on several boards of directors includes Treasurer of Hospitality Maine, President of New England Inns and Resorts Association, and the American Hotel & Lodging Association Resort Committee, Past President of the Maine Innkeepers Association, the Penobscot Bay Regional Chamber of Commerce, the Maine State Chamber of Commerce and Past Trustee of Penobscot Bay Hospital.

•
He was awarded the 2016 Community Person of the Year by the Penobscot Bay Regional Chamber of Commerce and the 2010 Innkeeper of the Year by the Maine Innkeepers Association.

•
Mr. Russell graduated with a B.S. degree in Resource Economics from the University of Maine.

QUALIFICATIONS The Board concluded that Mr. Russell is well suited to serve as a director of the Company because of his varied experience in retail, lodging and hospitality services.
THE FIRST BANCORP, INC. 2022 Proxy Statement | 7

CORPORATE GOVERNANCE AND BOARD MATTERS
STUART G. SMITH	Independent Director of the Company and the Bank since 1997 Chairman of the Board of the Company and the Bank (May 2007 to April 2013)
AGE 68 • Compensation
CAREER HIGHLIGHTS
•
A resident of Camden, he and his wife, Marianne, own and operate Maine Sport Outfitters in Rockport and Camden, the Lord Camden Inn, the Grand Harbor Inn, 16 Bay View Hotel and Bayview Landing in Camden, as well as the Breakwater Marketplace in Rockland.

•
They are also part owners of the Rockland Harbor Park Center.

•
Mr. Smith holds a BS in economics and history from Duke University and a Master of Environmental Studies from Duke University School of Forestry and Environmental Science.

•
He served for ten years on the public school board of SAD 28 and The Five Town CSD school board as both a director and chairperson, serving on budget and finance committees, as well as labor negotiations, compensation, planning and facility development and management committees.

•
He has also served as a board member and president of the Camden, Rockport, Lincolnville Chamber of Commerce and the Camden Area YMCA.

QUALIFICATIONS
The Board concluded that Mr. Smith is well suited to serve as a director of the Company because of his varied experience in retail, lodging and hospitality services, as well as real estate development and management.

KIMBERLY S. SWAN	Independent Director of the Company and the Bank since May 2021
AGE 59 COMMITTEES • Governance
CAREER HIGHLIGHTS
•
Ms. Swan is the sole owner of Trumpeter Inc., d/b/a Swan Agency Real Estate, a leading real estate brokerage headquartered in Bar Harbor, Maine along with offices in Sullivan and Northeast Harbor. The Swan Agency specializes in all areas of real estate; its Maine Lodging Brokerage is Maine’s leading brokerage of inns and bed & breakfast properties. Ms. Swan joined the family company in 1981 and purchased it in 1994.

•
She is also the sole member of Swan Hospitality Inc. and Kennebec Cottage Associates LLC, which own several investment properties.

•
Ms. Swan is a partner in Maineville Music and the Executive Producer of two films, Fire of ‘47 and CONSOLIDATION.

•
For several seasons Ms. Swan produced and created Living Acadia TV on ABC7, a summer/fall season show focusing on the Acadia National Park area lifestyle featuring real estate in the region.

QUALIFICATIONS The Board concluded that Ms. Swan is well suited to serve as a director of the Company because of her in-depth knowledge of the coastal Maine real estate and hospitality markets.
BRUCE B. TINDAL	Independent Director of the Company and the Bank since 1999
AGE 71 COMMITTEES • Audit • Compensation • Governance
CAREER HIGHLIGHTS
•
Mr. Tindal has been a licensed real estate broker since 1974. Mr. Tindal formed Tindal & Callahan Real Estate in Boothbay Harbor, which has been in operation since 1985.

•
He currently serves on the Boothbay Region Land Trust Board of Advisors.

•
Mr. Tindal is also a member of the National Association of Realtors, Council of Residential Specialists, Real Estate Buyers Agent Council and the Boothbay Harbor Rotary Club.

QUALIFICATIONS The Board concluded that Mr. Tindal is well suited to serve as a director of the Company because of his in-depth knowledge of the coastal Maine real estate market and trends.
8 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

CORPORATE GOVERNANCE AND BOARD MATTERS
F. STEPHEN WARD	Director of the Company and the Bank since April 2018
AGE 68
CAREER HIGHLIGHTS
•
Mr. Ward retired as Treasurer and Chief Financial Officer of the Company on March 30, 2018, after serving as Chief Financial Officer of the Company since 1994 and as Chief Financial Officer of the Bank since 1993.

•
As of April 1, 2022, Director Ward will qualify as an independent director per NASDAQ rules.

•
During his 28-year career at the Bank and the Company, Mr. Ward was active in local government, serving on the Edgecomb Budget Committee for three years and the Edgecomb School Committee for nine years, including seven years as Chair, as well as the Union 49 School Board for nine years, including three years as Vice-Chair.

•
He has been involved with several non-profit organizations, including Round Top Center for the Arts and the Boothbay Region YMCA.

•
He is past Board Chair for Coastal Ventures Inc. (“CVI”), the venture capital subsidiary of Coastal Enterprises which operates four venture capital funds that provide seed capital to startup and early stage companies, primarily in northern New England, with a strong focus on job creation in the region. The majority of the investors in these funds are Maine-based banks.

•
For six years, Mr. Ward also served on the Member Advisory Panel of the Federal Home Loan Bank of Boston, an important funding source for the Bank.

QUALIFICATIONS
The Board concluded that Mr. Ward is well suited to serve as a director of the Company because of his experience as a former senior officer of the Company with more than two decades in bank executive management. In addition, he has extensive experience in financial statement preparation, asset/liability management and management of a complex fixed-income investment portfolio.

About the Board of Directors and Its Committees
As of the date of this Proxy Statement, The First Bancorp, Inc. had a Board comprised of nine Directors. During 2021 there were eight regular Board meetings and one Annual Meeting. After each regular Board meeting, time is provided for an executive session without Management present. The Board’s Attendance Policy states that all members of the Board are strongly encouraged to attend each meeting of the Board and Committees on which they serve. All Directors attended at least 80% of Board meetings and meetings held by Committees of which they were members in 2021. The aggregate attendance at Board and Committee meetings by all members of the Board of Directors and its Committees in 2021 was in excess of 97%. All Directors are expected to attend the 2022 Annual Meeting of Shareholders, and all Directors were in attendance at the 2021 Annual Meeting.
Although the Company does not have a formal policy with respect to diversity, the Board and the
Governance Committee believe it is essential that the Board members represent diverse view points and skill sets (such as gender, race, religion, sexual orientation, national origin and education as well as professional experience). Each nominee’s/Director’s diverse knowledge of risk management and internal controls, credentials, competencies and skills as well as the candidate’s area(s) of qualifications and expertise that would enhance the Board’s composition and effectiveness are considered. As a bank holding company, it is important that the Directors have specific knowledge of the communities that the Bank serves as a community bank. The Company qualifies as a Smaller Reporting Company (“SRC”) under the guidelines of the Securities and Exchange Commission. The Company’s shares trade on the NASDAQ Global Select Market (“NASDAQ”). As an SRC, the Company meets the requirements of NASDAQ’s Board Diversity Rule, Listing Rule 5606, which takes effect in 2022.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 9

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Diversity Matrix (As of January 27, 2022)
	#
Total Number of Directors: 9	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0
		The First Bancorp Board Committees
Name	Independent	Audit	Compensation	Governance
Robert B. Gregory
Renee W. Kelly
Tony C. McKim
Mark N. Rosborough
Cornelius J. Russell
Stuart G. Smith
Kimberly S. Swan
Bruce B. Tindal
F. Stephen Ward
Number of Meetings in 2021	Board — 9	4	3	4
Committee Chair	Committee Member	Chairman of the Board
AUDIT COMMITTEE	Meetings in 2021 — 4
MEMBERS • Renee W. Kelly, Chair • Mark N. Rosborough • Bruce B. Tindal Each member of the Audit Committee is independent as defined under the listing standards of NASDAQ..
KEY RESPONSIBILITIES
The Company’s Audit Committee:
•
receives and reviews reports on examinations and accounting audits of the Company, and

•
works to ensure the adequacy of operating practices, procedures and controls.

CHARTER
The Audit Committee’s charter can be found on the Company’s website: https://investors.thefirst.com/
REPORT OF THE AUDIT COMMITTEE
•
The 2022 Report of the Audit Committee can be found on page 45 of this Proxy Statement.

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CORPORATE GOVERNANCE AND BOARD MATTERS
COMPENSATION COMMITTEE	Meetings in 2021 — 3

MEMBERS
•
Stuart G. Smith, Chair

•
Mark N. Rosborough

•
Cornelius J. Russell

•
Bruce B. Tindal

Each member of the Compensation Committee is independent as defined under the listing standards of NASDAQ.

The Company’s Compensation Committee is a standing committee of the Bank’s Board of Directors since all executive compensation is paid by the Bank.
No Director of the Bank or the Company serves as a Director on the board of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.
KEY RESPONSIBILITIES
The function of this Committee is to:

•
establish the compensation of the Chief Executive Officer, and

•
to review and approve the compensation of other Named Executive Officers.

CHARTER
The Compensation Committee Charter can be found on the Company’s website: https://investors.thefirst.com/
REPORT OF THE COMPENSATION COMMITTEE
•
The 2022 Report of the Compensation Committee can be found on page 43 of this Proxy Statement.

GOVERNANCE COMMITTEE	Meetings in 2021 — 4

MEMBERS
•
Bruce B. Tindal, Chair

•
Mark N. Rosborough

•
Cornelius J. Russell

•
Kimberly S. Swan

Each member of the Governance Committee is independent as defined under the listing standards of NASDAQ

KEY RESPONSIBILITIES
As stated in the Governance Committee Charter the Committee is responsible for:
•
recommending to the Board of Directors the nominees for Board of Directors positions,

•
establishing the tenure and the retirement policies for members of the Board of Directors, and

•
reviewing the Directors overall effectiveness.

CHARTER AND GUIDELINES
The Governance Committee Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website: https://investors.thefirst.com/.

SHAREHOLDER NOMINATIONS
Under the Company’s Bylaws, if a Shareholder wishes to nominate a Director for consideration by the Committee, he or she must:
•
be a Shareholder of record, and

•
have continuously held at least $2,000 in market value of the Company’s Common Stock (as determined by the President) for at least one year as of the date of submittal of such proposal and must continue to hold those securities through the date of such annual meeting.

The Committee will also consider whether a proposed candidate meets the criteria set forth on page 5 of this Proxy Statement.

In addition to the Company’s Audit, Compensation and Governance Committees, there are four other standing committees of the Bank’s Board of Directors:
•
Asset/Liability

•
Executive

•
Directors’ Loan

•
Trust/Investment Oversight

Certain members of Management also serve on some committees of the Bank. There are no family relationships among any of the Directors of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
No member of the Compensation Committee was, or ever has been, an officer or employee of the Company or the Bank. All Committee members are customers of and engage in transactions with the Bank in the ordinary course of business. As described in “Certain Relationships and Related Transactions,” all loans to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with

THE FIRST BANCORP, INC. 2022 Proxy Statement | 11

CORPORATE GOVERNANCE AND BOARD MATTERS
persons not related to the Bank and, in the opinion of Management, did not involve more than the normal risk of collectability or present other unfavorable features.

Third Party Compensation of Directors
Under Rule 5250 (b)(3) promulgated by NASDAQ, companies must disclose the material terms of all agreements and arrangements between any Director or nominee for Director, and any person or entity other than the Company (the “Third Party”), relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. As of the date of this Proxy Statement, none of the Company’s Directors or nominees for Director were receiving such compensation.

Director Independence
The Board reviewed the independence of the Company’s Directors in January 2022 based on NASDAQ standards. In this review, the Board considered transactions and relationships between each Director (and any member of their immediate family) and the Company or the Bank and between certain entities in which any Director or any immediate family member has certain interests, on the one hand, and the Company or the Bank, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the Director is independent under NASDAQ rules. As a result of the review, the Board affirmatively determined that as of January 2022 all of the Directors are independent of the Company and the Bank under NASDAQ rules with the exception of President McKim and Directors Gregory and Ward. Under NASDAQ rules, Director Gregory will qualify as independent on March 20, 2022 and Director Ward will qualify as independent on April 1, 2022.

Risk Oversight
BOARD AND COMMITTEE ROLES
The Board takes an active role as a whole and also at the committee level in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s liquidity and operations as well as the risks associated with each. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risk. The President/Chief Executive Officer serves as the Company’s Senior Risk Officer.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Company Committee	Risk Oversight Responsibilities
ASSET/LIABILITY	• overseeing financial risk
AUDIT
•
overseeing reports from examiners and auditors of both the internal and outside audit functions and independent outside auditors and federal regulators as well as internal Management reports on Enterprise Risk, Technology and Compliance.

COMPENSATION	• overseeing the management of risks relating to or arising from the Company’s executive compensation practices and plans
DIRECTORS’ LOAN	• monitoring lending policies to ensure they are adequate and that the lending function follows sound practices
GOVERNANCE	• managing risk associated with director qualification and performance, as well as the independence of the Board of Directors and potential conflicts
TRUST/INVESTMENT OVERSIGHT
•
reviewing activities of the Trust and Investment Department to ensure that all trust functions are conducted in accordance with Bank policy, applicable laws and regulations and in a sound manner consistent with fiduciary standards and duties

PRIVACY AND CYBERSECURITY
Protecting the privacy of our customers’ information as well as the security of the Bank’s systems and networks has long been and will continue to be a priority. The Board is committed to maintaining strong and meaningful privacy and security protections for our customers’ information. The Chief Information Officer reports monthly to senior management and the Board regarding the Company’s ongoing assessment of cybersecurity threats and risks, data security programs designed to prevent and detect threats, attacks, incursions and breaches, as well as management, mitigation and remediation of potential, and any actual, cybersecurity and information technology risks and breaches. The Bank has not experienced any information security breaches in the last three years. Included in our mitigation strategy is a comprehensive Cybersecurity insurance policy.
In addition, the Bank's performance, systems and procedures are assessed regularly against robust information security standards and information security training is provided to employees on at least an annual basis. The Audit Committee and Management review reports from the internal auditor regarding their evaluation of the Company’s Information Technology department on a regular basis as well as various third-party configuration and vulnerability assessments. The Board and Management recognize that cybersecurity matters, including expenditure, related threats and the impact of incursions or breaches, may implicate the Company’s disclosure under SEC rules and regulations, and intend to remain vigilant with respect to the cybersecurity aspects of these obligations.

Leadership Structure
The Company believes that having an independent Director serving as Chair of the Board is prudent. The Chair of the Board is elected by a vote of the Directors to serve a one-year term with a maximum appointment of eight terms. Mark Rosborough has served as Chair from April 2018 to the present. The Chief Executive Officer serves on the Board of Directors; however, the CEO’s main focus is to provide leadership to the Company for accomplishing the directives established by the Board of Directors and is responsible for the general administration, oversight, care and management of all property and business of the Company and for all of its departments, as well as direct or indirect supervision of all officers, managers, and employees.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 13

CORPORATE GOVERNANCE AND BOARD MATTERS
Code of Ethics
The Company’s Code of Ethics for Senior Financial Officers, which was adopted by the Board of Directors on June 19, 2003, and the Company’s Code of Business Conduct and Ethics, which was adopted by the Board of Directors on April 15, 2004, are incorporated in the Company’s 2006 Annual
Report on Form 10-K as Exhibits 14.1 and 14.2, respectively. They are available on the Company’s website at (https://investors.thefirst.com/), and a copy may be obtained, free of charge, by written request to the Company.

Audit Committee Financial Expert
Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission, the Company is required to disclose whether it has at least one “Financial Expert” serving on its Audit Committee and if so, the name of the expert and whether the expert is independent of Management. A company that does not have an Audit Committee Financial Expert must disclose this fact and explain why it has no such expert.
At the present time, the Company’s Audit Committee does not have a member who meets the Securities and Exchange Commission’s complete definition of a financial expert. It is the opinion of the Company’s Board of Directors, however, that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:
•
The Company is a one-bank holding company owning all of the capital stock in the Bank. All Directors of the Bank meet the requirements imposed by the Office of the Comptroller of the Currency, the Bank’s principal regulator, which conducts regular supervisory examinations of the Bank. In addition to requiring knowledge of the banking industry and the financial regulatory system, these criteria require a “background, knowledge, and experience in business or another discipline to oversee the Bank.”

•
All members of the Audit Committee of the Bank and the Company are independent Directors, as defined by the Securities and

Exchange Commission and NASDAQ. Two of the members have operated their own businesses and have knowledge of accounting for both their own businesses as well as for the Bank and the Company. The third serves on the boards of several economic development and service organizations.
•
The members of the Audit Committee have considerable experience as Directors of the Bank and the Company.

•
Internal audit work of the Bank and the Company is outsourced to a professional firm which conducts all internal audits except for loan review, for which a second professional firm performs quality control loan review. Both firms provide detailed periodic reports to the Audit Committee and the Directors’ Loan Committee, respectively.

•
The Bank is a highly regulated entity which undergoes regular and thorough examination by the Office of the Comptroller of the Currency, with additional oversight by the Federal Deposit Insurance Corporation. The Company is a “Financial Holding Company” as defined by the Federal Reserve Board and as such is regulated and regularly examined by the Federal Reserve Board.

•
The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Certain Relationships and Related Transactions
The Federal Reserve Act permits the Bank to contract for or purchase property from any of its Directors only when such purchase is made in the regular course of business upon terms not less favorable to the Bank than those offered by others unless the purchase has been authorized by a majority of the Board of Directors not interested in the transaction. Similarly, the Federal Reserve Act prohibits loans to Executive Officers or Directors of the Bank unless such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons not related to the lender, and certain other prescribed conditions have been met.
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors, Executive Officers and significant Shareholders of the Company and their affiliates. All such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with persons not related to the Bank and meet the established written policies of the Bank. Compliance with lending to Directors, Executive Officers and significant Shareholders of the Company is reviewed periodically by the Company’s internal audit function and the results of such audits are reported to the Audit Committee. In the opinion of Management, such loans have not involved more than the normal risk of collectability, nor have they presented other unfavorable features. The total amount of loans outstanding at December 31, 2021 to the Company’s Directors and Executive Officers and their affiliates was $26,306,383, which constituted 2.12% of the Bank’s total loans outstanding at that date.

Director Compensation
Fees paid by the Bank to its Directors as a group totaled $268,775 in 2021, but no fees are paid to Directors of the Company in their capacities as such. Of the $268,775 paid to the outside Directors, 50% of this amount was reinvested in the Company through the Employee Stock Purchase Plan.
CEO McKim, who is the only Director who is also an employee of the Company, receives no additional compensation for serving on the Board of Directors of the Company or the Bank. The following table of Director Compensation details compensation paid to Directors in 2021.

Name	Fees Earned or Paid in Cash(1) ($)
Robert B. Gregory	28,400
Renee W. Kelly	43,200
Mark N. Rosborough	41,375
Cornelius J. Russell	33,700
Stuart G. Smith	33,600
Kimberly S. Swan(2)	20,700
Bruce B. Tindal	33,600
F. Stephen Ward	34,200

(1)
Through July 2021, the Chairman of the Board received an annual fee of $39,500. Each of the outside Directors of the Bank, with the exception of the Chairman of the Board, received a Director’s fee in the amount of $900 for each meeting attended, and $600 for each meeting attended of a committee of which the Director is a member. In addition to meeting fees paid for meetings attended, the Chairman of the Audit Committee received a stipend of $9,000. Each of the outside Directors also received a monthly retainer of $1,200, with the exception of the Chairman of the Board.

As of August 2021, the Chairman of the Board received an annual fee of $44,000. Each of the outside Directors of the Bank, with the exception of the Chairman of the Board, received a Director’s fee in the amount of $1,000 for each meeting attended, and $700 for each meeting attended of a committee of which the Director is a member. In addition to meeting fees paid for meetings attended, the Chairman of the Audit Committee received a stipend of $9,000. Each of the outside Directors also received a monthly retainer of $1,300, with the exception of the Chairman of the Board.
(2)
Ms. Swan was elected to the Board on May 3, 2021.

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CORPORATE GOVERNANCE AND BOARD MATTERS
The Company may purchase a single-premium life insurance policy on the life of a Director with a split dollar benefit divided equally between the Company and the Director’s estate. The Company believes that Bank Owned Life Insurance is a good investment option for the Company and also provides key man protection upon the untimely death of a Director. The cash surrender value is an asset of the Company.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Each Executive Officer of the Company and the Bank is identified in the following table, which also sets forth their respective offices and periods served as an Executive Officer of the Company or the Bank which includes all such service, and not necessarily only service in such officer’s current office and position. The ages shown are as of December 31, 2021.

Name	Age	Current Office and Position	Period Served since (to Date)
Tony C. McKim	54	President & Chief Executive Officer of the Company and the Bank	2005
Richard M. Elder	56	Treasurer of the Company, Executive Vice President and Chief Financial Officer of the Company and the Bank	2016
Jonathan W. Nicholson	50	Executive Vice President and Chief Lending Officer of the Bank	2021
Peter C. Nicholson	42	Executive Vice President and Chief Fiduciary Officer of the Bank	2021
Susan A. Norton	61	Clerk of the Company, Executive Vice President and Chief Administrative Officer of the Bank	2002
Tammy L. Plummer	56	Executive Vice President and Chief Information Officer of the Bank	2016
Sarah J. Tolman	43	Executive Vice President and Chief Banking Officer of the Bank	2016
Please refer to Mr. McKim’s biography in “Proposal 1 — Election of Directors” on page 6.
RICHARD M. ELDER	(56)	Treasurer of the Company, Executive Vice President and Chief Financial Officer of the Company and the Bank since 2016

CAREER HIGHLIGHTS
•
Mr. Elder has been employed by the Bank since 1993

•
Mr. Elder previously served as Manager of the Bank’s Boothbay Harbor branch and as Senior Commercial Loan Officer

•
Mr. Elder was promoted to Vice President of Retail Services in 2001, to Senior Vice President in 2005 and to Executive Vice President in 2016

•
In January 2017, Mr. Elder was named Executive Vice President/Treasurer of the Bank and in January 2018 Chief Financial Officer of the Bank

•
In March 2018 he was promoted to Treasurer and Chief Financial Officer of the Company

JONATHAN W. NICHOLSON	(50)	Executive Vice President and Chief Lending Officer of the Bank since 2021

CAREER HIGHLIGHTS
•
Mr. Nicholson has been employed by the Bank since 1998

•
Mr. Nicholson originally joined the Bank as Assistant Controller, and then served as VP/Financial Services

•
In 2008, Mr. Nicholson joined the commercial division as a Commercial Loan Officer and in 2011 was promoted to Vice President/Senior Commercial Loan Officer

•
In 2012, Mr. Nicholson was promoted to Senior Vice President/Senior Regional Commercial Loan Officer

•
In March 2021, Mr. Nicholson was named Executive Vice President/Chief Lending Officer of the Bank

THE FIRST BANCORP, INC. 2022 Proxy Statement | 17

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
PETER C. NICHOLSON	(42)	Executive Vice President and Chief Fiduciary Officer of the Bank since 2021

CAREER HIGHLIGHTS
•
Mr. Nicholson has been employed by the Bank since 2015

•
Prior to joining First National Bank, Mr. Nicholson worked in the fields of Trust and Investment Management for another community bank as well as for a large national investment company

•
Mr. Nicholson previously served as Vice President, Senior Portfolio Manager, First National Wealth Management

•
In October 2018, Mr. Nicholson was promoted to Senior Vice President/Senior Portfolio Manager

•
In June 2021, Mr. Nicholson was named Executive Vice President/Chief Fiduciary Officer

SUSAN A. NORTON	(61)	Clerk of the Company, Executive Vice President and Chief Administrative Officer of the Bank since 2002

CAREER HIGHLIGHTS
•
Ms. Norton has been employed by the Bank since 1992

•
Ms. Norton previously served as the Bank’s Education Officer and Compliance Officer

•
She was promoted to Vice President, Human Resources and Compliance in 2002, and to Senior Vice President, Human Resources and Compliance in 2005

•
In January 2009, Ms. Norton was promoted to Executive Vice President and in January 2017 she was named Executive Vice President and Chief Administrative Officer

•
In February 2021 she was appointed Clerk of the Company

•
She currently holds the positions of CRA Officer, BSA Officer and Compliance Officer for the Company

TAMMY L. PLUMMER	(56)	Executive Vice President and Chief Information Officer of the Bank since 2016

CAREER HIGHLIGHTS
•
Ms. Plummer has been employed by the Bank since 1985 in a variety of roles of increasing responsibility, including the role of Data Processing Manager

•
She was promoted to Senior Vice President, Chief Technology Officer in 2009 and to Chief Information Officer in 2015

•
In January 2016, Ms. Plummer was promoted to Executive Vice President

•
She currently holds the position of Information Security Officer for the Bank

SARAH J. TOLMAN	(43)	Executive Vice President and Chief Banking Officer of the Bank since 2016

CAREER HIGHLIGHTS
•
Ms. Tolman has been employed by the Bank since August of 2014

•
Prior to joining First National Bank, Ms. Tolman was a Vice President/Area Leader for a large National Bank

•
Ms. Tolman was promoted to Executive Vice President and Chief Banking Officer in January of 2016. Ms. Tolman oversees the daily activities of all branch offices as well as the phone banking center

•
She has seventeen years of banking experience, the last seven at First National Bank

EVP — Chief Lending Officer Jonathan Nicholson and EVP — Chief Fiduciary Officer Peter Nicholson are siblings. There no arrangements nor understandings between any Executive Officer and any other person pursuant to which that Executive Officer has been or is to be elected.

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EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board of Directors is submitting for Shareholder approval, on an advisory basis, the compensation paid to the Company’s Named Executive Officers in 2021 as disclosed in this proxy statement. This vote is known as “Say-on-Pay”.
This is a non-binding resolution and accordingly will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our Named Executive Officers.
Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Company’s Board of Directors.

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the Company’s executive compensation.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
CD&A CONTENTS
20	I. EXECUTIVE SUMMARY
21	II. PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM
22	Compensation Policies and Practices
22	III. CONSIDERATIONS IN DETERMINING EXECUTIVE COMPENSATION
22	Independent Compensation Consultant
22	Compensation Benchmarking
23	IV. ELEMENTS OF THE COMPENSATION PROGRAM
23	Base Pay
24	Short-Term Incentives
30	Long-Term Incentives — Stock Options and Restricted Stock Awards
32	V. COMPENSATION MIX
32	VI. COMPENSATON OF CHIEF EXECUTIVE OFFICER AND OTHER NEOS
32	Base Pay
33	Stock Grants/Long-Term Incentives
33	Other Compensation
34	VII. OTHER BENEFITS
34	401(k) and Other Benefits
34	Stock Purchase Plan
34	Severance and Change of Control Benefits
34	Company Vehicle
34	Bank-Owned Life Insurance
34	Supplemental Long-Term Disability Insurance
35	VIII. STOCK OWNERSHIP GUIDELINES

For 2021, our Named Executive Officers were:
TONY C. MCKIM	SUSAN A. NORTON	RICHARD M. ELDER	SARAH J. TOLMAN	JONATHAN W. NICHOLSON
President and Chief Executive Officer	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Banking Officer	Executive Vice President and Chief Lending Officer
I. EXECUTIVE SUMMARY
The Compensation Committee of the Board of Directors of The First Bancorp, Inc. oversees the Company’s executive compensation program. The Committee consists solely of “Independent Directors,” i.e., those Directors who are neither officers nor employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment to carry out the responsibilities of a Director and who are otherwise “independent” under the rules of NASDAQ.
The Committee has the direct responsibility to:
1.
Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives and determine the CEO’s compensation level based on this evaluation. The corporate goals which are developed to encourage Management to not take undue or excessive risk are established jointly between the Compensation Committee and the CEO and are driven by the Company’s strategic plan and annual operating budget. In addition to the Company-wide goals, the Committee and the CEO jointly agree on individual performance goals for the CEO. Examples of these goals, which may vary from year to year, include the Company’s earnings targets, loan and deposit growth objectives, and risk management analysis, as well as specific individual goals such as implementing components of the approved strategic plan and leadership development;

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EXECUTIVE COMPENSATION
2.
Review and approve the compensation of all other Named Executive Officers and members of the Executive Management Team of the Company with recommendations and input from the CEO;

3.
Review and approve grants, awards and issuances under, or any material amendment of, the Company’s equity-based long-term and short-term incentive plans, which are described below;

4.
In consultation with Management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax-deductibility and, as and when required, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;
5.
Establish and review Company stock ownership guidelines for the CEO and other Named Executive Officers of the Company; and

6.
Review and approve any severance or similar termination payments proposed to be made to any current or former Named Executive Officer of the Company, and any agreements providing for such payments.

II. PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM
The Company recognizes that the attraction, motivation and retention of high-performing employees are among the key components of the organization’s past performance and future success. In support of that objective, the Compensation Committee believes that the most effective executive compensation program is one that rewards annually the achievement of established long-term and strategic goals and aligns executives’ interests with those of Shareholders and the long-term interests of the
Company. The Committee evaluates both performance and compensation of our executives relative to the compensation paid to similar executives at comparably sized and similarly performing banks. Our goal is to maintain an appropriate relationship between the compensation of our executives, their performance and the Company’s performance.
The overall objectives of our compensation program are to:

Provide both short-term and long-term alignment between pay and performance	Align executives’ interests with those of our Shareholders	Remain competitive within the relevant marketplace in terms of total compensation	Enable the Company to attract, retain and motivate top talent
The elements of our compensation program are discussed in more detail below, but in summary, the elements of our program are as follows:
Pay Element	Description
BASE SALARY	Base salary will target slightly above the market median (55th to 75th percentile) of the Company’s peer group, established by Pearl Meyer & Partners and described below, and will reflect the individual executive’s role, experience and contribution to the Company
SHORT-TERM INCENTIVES	Short-term incentives will reflect annual goals related to the Company’s profitability, performance against key metrics and the achievement of individual goals for each executive
LONG-TERM INCENTIVES	Long-term incentives, which focus on achievement of longer-term objectives and seek to reduce incentives driven by short-term developments, may be awarded on an annual basis and are intended to promote the retention of the Executive Management Team
OTHER BENEFITS	Other benefits will be competitive and appropriate to attract and retain talented individuals
THE FIRST BANCORP, INC. 2022 Proxy Statement | 21

EXECUTIVE COMPENSATION
The Committee will determine an appropriate mix of base pay, short-term incentives and long-term incentives based on the executive’s position and tenure with the Company. All elements of our compensation are evaluated by the Compensation Committee to ensure they are not designed to or have the effect of encouraging or incentivizing Management to cause the Company to take excessive or undue risk.
In addition to the compensation program, the Compensation Committee has also established stock ownership guidelines for the CEO and other Named Executive Officers (“NEOs”). These ownership guidelines further align the CEO’s and NEOs’ performance with the long-term goals of the Company.
The Company’s incentive compensation plan contains a “clawback” provision under which designated individuals may be required to reimburse the Company any excess bonus amount paid should the Company be required to prepare an accounting restatement due to the material noncompliance of the Company with applicable regulations or accounting standards and practices.
Total compensation is expected to vary each year, and evolve over the long-term, to reflect our performance relative to our peers and the industry with corresponding returns for our Shareholders.

COMPENSATION POLICIES AND PRACTICES
What We Do	What We Don’t Do

Independent Compensation Committee that approves all compensation for our Named Executive Officers

Work with an independent compensation consultant annually to review compensation

Annual Say-on-Pay vote

Compensation Committee assesses compensation practices to eliminate or reduce incentives encouraging excessive risk

Pay-for-performance philosophy

Clawback policy

No pensions or any other enhanced benefit programs beyond those typically available to all employees

Limited perquisites

No employment agreements or commitments with respect to severance or change of control

III. CONSIDERATIONS IN DETERMINING EXECUTIVE COMPENSATION
INDEPENDENT COMPENSATION CONSULTANT
In 2021, Pearl Meyer & Partners, a consulting firm specializing in compensation and benefits for financial institutions, conducted a comprehensive total senior executive compensation analysis for the Company. Pearl Meyer & Partners was chosen by the Compensation Committee and that choice is confirmed on an annual basis. The fee for the comprehensive compensation analysis is less than
$30,000. The peer group utilized by the Company consisted of publicly traded non-metropolitan bank holding companies located in New England, New York and Pennsylvania. The results of this review were used to guide the Committee’s refinement of the Company’s compensation philosophy and resulting compensation programs for senior executives.

COMPENSATION BENCHMARKING
Understanding and having a comparative analysis of the compensation of senior banking executives in the banking industry is a key element considered by the Committee in making compensation decisions. Similar to the Company’s past internal practices, Pearl Meyer assisted the Committee with

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defining a peer group of institutions of similar asset size and regional location. The peer group includes the three comparable banks located in the state of Maine and other banks located in similar non-metropolitan areas in the Northeast. The comparable companies are reviewed annually and may change slightly depending on changes either in the market or in the peer group banks themselves. The peer group targets approximately 20 institutions ranging from two-thirds to two times the Company’s size in terms of assets. The overall objective is to position the Company at slightly above the median salary levels of the peer group.
Performance factors will also be considered should a company in the peer group have performance that varies greatly from that of the group and/or the Company. We may discount a defined peer bank or drop a company from the group should performance vary widely.

The peer group used for 2021 was as follows:
ACNB Corporation	Cambridge Bancorp	Enterprise Bancorp, Inc.	Mid Penn Bancorp, Inc.
Arrow Financial Corporation	CNB Financial Corporation	ESSA Bancorp, Inc.	Northeast Bank
AmeriServ Financial, Inc.	Chemung Financial Corporation	Evans Bancorp, Inc.	Orrstown Financial Services, Inc.
Bar Harbor Bankshares	Citizens & Northern Corporation	Hingham Institution for Savings	Penns Woods Bancorp, Inc.
Camden National Corporation	Codorus Valley Bancorp, Inc.	HarborOne Bancorp, Inc.	Western New England Bancorp, Inc.
In addition to the peer group, the consultant included data from other industry databases and surveys including Pearl Meyer’s own annual survey. Data and competitive perspectives were assessed relative to base salary, total cash compensation, short- and long-term incentives, total direct compensation, benefits and other compensation and total compensation. The Committee reviewed data individually and in the aggregate. Data from the review was used to develop pay guidelines and as a reference for decisions for both short-term and long-term incentive compensation.

IV. ELEMENTS OF THE COMPENSATION PROGRAM
BASE PAY
Base salary is used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries are reviewed at least annually by the Compensation Committee. When establishing base salaries for 2021, as noted previously, the Compensation Committee engaged the services of Pearl Meyer to conduct a comprehensive compensation analysis. One result of this analysis was the establishment of a peer group, detailed above, and the Committee decided to target base salaries just above the market median (55th to 75th percentile) of that peer group’s base compensation for similarly positioned executives.
As a high-performing Company with consistent results, specifically in the categories of Return on Assets, Return on Equity and Efficiency Ratio, that are typically in the upper third of our peer group, we believe that the base salaries of our executives should be reflective of our performance within our industry.
In addition to the peer group comparison, a variety of other factors are used to determine base compensation, including the:
•
The individual’s responsibility level, and

•
Success of the individual in meeting their annual goals,

•
Seniority of the individual.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 23

EXECUTIVE COMPENSATION
The annual goals of the NEOs, other than the CEO, are set jointly by the CEO and the officer, and reviewed by the Compensation Committee. These goals are aligned with the Company’s annual goals and individualized for the area of responsibility of the NEO. For example, the goals of the Chief Lending Officer center on loan growth targets and loan quality parameters, the latter being measured on the basis of loan delinquency rates, level of non-performing loans and amount of loan charge-offs for the year. The Chief Financial Officer has goals based on asset/liability management, investment portfolio performance and quality of financial reporting.

SHORT-TERM INCENTIVES
In 2012, the Board of Directors approved a Short-Term Incentive Plan. The five NEOs and certain other senior executives are eligible for incentives under this program, which is part of a total compensation package including base salary, annual incentives, equity, and benefits. The philosophy of the Compensation Committee is to set competitive, reasonable base salaries and allow for the potential for meaningful incentives tied to the Company’s short-term initiatives to optimize profitability, growth, and excellence in individual performance, and to promote teamwork among its participants.
The plan is designed to:
1.
Ensure clarity of expectations in terms of desired results;

2.
Recognize and reward achievement of annual business goals;

3.
Motivate and reward superior performance;

4.
Encourage teamwork and collaboration among the Company’s leadership and across business groups;

5.
Attract and retain talent needed to grow the Company/Bank;

6.
Be competitive with market; and

7.
Ensure incentives are appropriately risk-balanced (i.e., do not motivate or reward excessive risk taking).

Employees who are eligible for incentive awards are subject to meeting the following requirements:
•
New hires must be employed prior to October 1st to be eligible to participate in the plan for the performance period. Employees hired after that date must wait until the next calendar year to be eligible for an award under the plan. Eligibility begins the first full month worked. Participants receive a pro-rated award using full months worked during the plan year.
•
Awards under the plan shall be limited to individuals employed by the Company/Bank on the date of payment, except in the case of disability, death, or retirement.

•
Participants on a performance improvement plan or with an unsatisfactory performance rating at the time of payment or who have given notice of resignation at the time of payment are not eligible to receive an award.

Each participant has a target incentive opportunity based on their role. The target incentive reflects a percentage of base salary determined to be consistent with competitive market practices. Actual awards are based on achievement of specific goals and could range from 0%, for not achieving minimal performance, to 150% of target, for exceptional performance. Each participant has five to eight predefined performance goals used to determine their short-term incentive award in three performance categories: Company-wide, individual specific, and discretionary. The goals are then weighted to reflect the focus and contribution for each position in the Company.
The plan is based on a balance of multiple measures, layered oversight, and reasonable ceilings for exceptional performance. The plan is structured to discourage excessive risk taking. The Compensation Committee reviews the plan design to ensure it is in line with best practices for risk. The altering, inflating and/or inappropriate manipulation of performance/financial results or any other violation of recognized ethical business standards will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive

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compensation as provided by the plan to which such a participant would otherwise be entitled will be revoked or subject to “clawback.”
The Short-Term Incentive Plan operates on a calendar year schedule (January 1 – December 31). Awards granted under this program are in the form of cash. Annual cash incentive awards will be paid out by March 15th immediately following the Plan year.
Since all NEO compensation is paid by the Bank, not the Company, the performance measures for the Short-Term Incentive Plan are based on the Bank’s, not the Company’s, 2021 performance.
The following tables summarize the performance measures, weightings, as well as potential and total payouts for each NEO in 2021:

Tony C. McKim, President and Chief Executive Officer
Mr. McKim’s 2021 Base Salary ($)	2021 Incentive Target		2021 Actual Payout
	As a % of Base Salary	Amount ($)	As a % of Base Salary	Amount ($)
610,000	35.0%	213,500	45.1%	275,080
Measure	Performance Measures				Incentive Opportunity Range
	Threshold	Target	Stretch	Weight	Threshold ($)	Target ($)	Stretch ($)
Net Income	$20,094	$28,094	$36,094	15.0%	16,013	32,025	48,038
Pre-Tax, Pre-Provision Return on Average Equity	7.35%	17.35%	27.35%	15.0%	16,012	32,025	48,037
Efficiency Ratio	60.59%	50.59%	40.59%	10.0%	10,675	21,350	32,025
Fee Income from Four Key Areas	$4,335	$11,335	$18,335	10.0%	10,675	21,350	32,025
Implementation of Strategic Plan	50.00%	100.00%	150.00%	30.0%	32,025	64,050	96,075
Discretionary	50.00%	100.00%	150.00%	20.0%	21,350	42,700	64,050
Total				100.0%	106,750	213,500	320,250
Measure	Actual Achievement
	Actual Performance	Payout Allocation	Weighted Payout Percentage	Actual Payout ($)
Net Income	$37,143	150.00%	22.50%	48,038
Pre-Tax, Pre-Provision Return on Average Equity	23.16%	129.05%	19.36%	41,328
Efficiency Ratio	43.74%	134.25%	13.43%	28,662
Fee Income from Four Key Areas	$16,320	135.61%	13.56%	28,952
Implementation of Strategic Plan	100.00%	100.00%	30.00%	64,050
Discretionary	150.00%	150.00%	30.00%	64,050
Total			128.85%	275,080
THE FIRST BANCORP, INC. 2022 Proxy Statement | 25

EXECUTIVE COMPENSATION
Susan A. Norton, Executive Vice President and Chief Administrative Officer
Ms. Norton’s 2021 Base Salary ($)	2021 Incentive Target		2021 Actual Payout
	As a % of Base Salary	Amount ($)	As a % of Base Salary	Amount ($)
267,500	25.0%	66,876	31.3%	83,823
Measure	Performance Measures				Incentive Opportunity Range
	Threshold	Target	Stretch	Weight	Threshold ($)	Target ($)	Stretch ($)
Net Income	$20,094	$28,094	$36,094	15.0%	5,016	10,031	15,047
Pre-Tax, Pre-Provision Return on Average Equity	7.35%	17.35%	27.35%	15.0%	5,016	10,031	15,047
Efficiency Ratio	60.59%	50.59%	40.59%	10.0%	3,344	6,688	10,031
Fee Income from Four Key Areas	$4,335	$11,335	$18,335	10.0%	3,344	6,688	10,031
Implementation of Strategic Plan	50.00%	100.00%	150.00%	20.0%	6,688	13,375	20,063
Personnel Expense to Average Assets	1.02%	0.92%	0.82%	10.0%	3,344	6,688	10,031
Discretionary	50.00%	100.00%	150.00%	20.0%	6,688	13,375	20,063
Total				100.0%	33,440	66,876	100,313
Measure	Actual Achievement
	Actual Performance	Payout Allocation	Weighted Payout Percentage	Actual Payout ($)
Net Income	$37,143	150.00%	22.50%	15,047
Pre-Tax, Pre-Provision Return on Average Equity	23.16%	129.05%	19.36%	12,945
Efficiency Ratio	43.74%	134.25%	13.43%	8,978
Fee Income from Four Key Areas	$16,320	134.25%	13.56%	9,069
Implementation of Strategic Plan	100.00%	100.00%	20.00%	13,375
Personnel Expense to Average Assets	0.87%	125.00%	12.50%	8,359
Discretionary	120.00%	120.00%	24.00%	16,050
Total			125.35%	83,823
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Richard M. Elder, Executive Vice President and Chief Financial Officer
Mr. Elder’s 2021 Base Salary ($)	2021 Incentive Target		2021 Actual Payout
	As a % of Base Salary	Amount ($)	As a % of Base Salary	Amount ($)
250,000	25.0%	62,500	30.2%	75,527
Measure	Performance Measures				Incentive Opportunity Range
	Threshold	Target	Stretch	Weight	Threshold ($)	Target ($)	Stretch ($)
Net Income	$20,094	$28,094	$36,094	15.0%	4,688	9,375	14,063
Pre-Tax, Pre-Provision Return on Average Equity	7.35%	17.35%	27.35%	15.0%	4,687	9,375	14,062
Efficiency Ratio	60.59%	50.59%	40.59%	10.0%	3,125	6,250	9,375
Fee Income from Four Key Areas	$4,335	$11,335	$18,335	10.0%	3,125	6,250	9,375
Implementation of Strategic Plan	50.00%	100.00%	150.00%	10.0%	3,125	6,250	9,375
Uniform Bank Performance Report Investment Yield Percentile	92.00%	95.00%	98.00%	20.0%	6,250	12,500	18,750
Discretionary	50.00%	100.00%	150.00%	20.0%	6,250	12,500	18,750
Total				100.0%	31,250	62,500	93,750
Measure	Actual Achievement
	Actual Performance	Payout Allocation	Weighted Payout Percentage	Actual Payout ($)
Net Income	$37,143	150.00%	22.50%	14,063
Pre-Tax, Pre-Provision Return on Average Equity	23.16%	129.05%	19.36%	12,098
Efficiency Ratio	43.74%	134.25%	13.43%	8,391
Fee Income from Four Key Areas	$16,320	135.61%	13.56%	8,475
Implementation of Strategic Plan	100.00%	100.00%	10.00%	6,250
Uniform Bank Performance Report Investment Yield Percentile	95.00%	100.00%	20.00%	12,500
Discretionary	110.00%	110.00%	22.00%	13,750
Total			120.85%	75,527
THE FIRST BANCORP, INC. 2022 Proxy Statement | 27

EXECUTIVE COMPENSATION
Sarah J. Tolman, Executive Vice President and Chief Banking Officer
Ms. Tolman’s 2021 Base Salary ($)	2021 Incentive Target		2021 Actual Payout
	As a % of Base Salary	Amount ($)	As a % of Base Salary	Amount ($)
238,500	25.0%	59,627	32.7%	78,018
Measure	Performance Measures				Incentive Opportunity Range
	Threshold	Target	Stretch	Weight	Threshold ($)	Target ($)	Stretch ($)
Net Income	$20,094	$28,094	$36,094	15.0%	4,472	8,944	13,416
Pre-Tax, Pre-Provision Return on Average Equity	7.35%	17.35%	27.35%	15.0%	4,472	8,944	13,416
Efficiency Ratio	60.59%	50.59%	40.59%	10.0%	2,981	5,963	8,944
Fee Income from Four Key Areas	$4,335	$11,335	$18,335	10.0%	2,981	5,963	8,944
Implementation of Strategic Plan	50.00%	100.00%	150.00%	10.0%	2,981	5,963	8,944
Local Funding Growth YTD Average	$133,110	$183,110	$233,110	20.0%	5,963	11,925	17,888
Discretionary	50.00%	100,00%	150.00%	20.0%	5,963	11,925	17,888
Total				100.0%	29,813	59,627	89,440
Measure	Actual Achievement
	Actual Performance	Payout Allocation	Weighted Payout Percentage	Actual Payout ($)
Net Income	$37,143	150.00%	22.50%	13,416
Pre-Tax, Pre-Provision Return on Average Equity	23.16%	129.05%	19.36%	11,542
Efficiency Ratio	43.74%	134.25%	13.43%	8,005
Fee Income from Four Key Areas	$16,320	135.61%	13.56%	8,086
Implementation of Strategic Plan	100.00%	100.00%	10.00%	5,963
Local Funding Growth YTD Average	$300,943	150.00%	30.00%	17,888
Discretionary	110.00%	110.00%	22.00%	13,118
Total			130.85%	78,018
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Jonathan W. Nicholson, Executive Vice President and Chief Lending Officer
Mr. Nicholson’s 2021 Base Salary ($)	2021 Incentive Target		2021 Actual Payout
	As a % of Base Salary	Amount ($)	As a % of Base Salary	Amount ($)
220,000	25.0%	55,000	34.0%	74,714
Measure	Performance Measures				Incentive Opportunity Range
	Threshold	Target	Stretch	Weight	Threshold ($)	Target ($)	Stretch ($)
Net Income	$20,094	$28,094	$36,094	15.0%	4,125	8,250	12,375
Pre-Tax, Pre-Provision Return on Average Equity	7.35%	17.35%	27.35%	15.0%	4,125	8,250	12,375
Efficiency Ratio	60.59%	50.59%	40.59%	10.0%	2,750	5,500	8,250
Fee Income from Four Key Areas	$4,335	$11,335	$18,335	10.0%	2,750	5,500	8,250
Loan Growth YTD Average	$34,593	$84,593	$134,593	15.0%	4,125	8,250	12,375
Past Due Loans/Total Loans YTD Average	1.15%	0.90%	0.65%	5.0%	1,375	2,750	4,125
Classified Loans to Equity	20.00%	15.00%	10.00%	10.0%	2,750	5,500	8,250
Discretionary	50.00%	100.00%	150.00%	20.0%	5,500	11,000	16,500
Total				100.0%	27,500	55,000	82,500
Measure	Actual Achievement
	Actual Performance	Payout Allocation	Weighted Payout Percentage	Actual Payout ($)
Net Income	$37,143	150.00%	22.50%	12,375
Pre-Tax, Pre-Provision Return on Average Equity	23.16%	129.05%	19.36%	10,647
Efficiency Ratio	43.74%	134.25%	13.43%	7,384
Fee Income from Four Key Areas	$16,320	135.61%	13.56%	7,458
Loan Growth YTD Average	$155,199	150.00%	22.50%	12,375
Past Due Loans/Total Loans YTD Average	0.31%	150.00%	7.50%	4,125
Classified Loans to Equity	9.24%	150.00%	15.00%	8,250
Discretionary	110.00%	110.00%	22.00%	12,100
Total			135.85%	74,714
THE FIRST BANCORP, INC. 2022 Proxy Statement | 29

EXECUTIVE COMPENSATION
LONG-TERM INCENTIVES — STOCK OPTONS AND RESTRICTED STOCK AWARDS
In 2010, the Company’s Shareholders voted to establish an equity-based long-term incentive plan. This plan expired in April 2020. At the 2020 Annual Meeting, the Company’s Shareholders voted to establish a new equity-based long-term incentive plan which grants authority to the Board of Directors to issue stock options, restricted stock, and other equity-based grants to retain and motivate existing high-performing employees and to attract new members to the Management team should the need arise. The purpose of this plan is to incentivize executives through equity ownership and align their interests with those of the Shareholders while providing mid-term and longer-term incentives tied to overall Company performance. It is among the objectives of this plan that, by having a portion of the executive’s compensation tied to the performance of the Company’s stock, the individual will be rewarded for enhancing long-term shareholder value.
The mid- to long-term outlook of this type of compensation serves as a balance to the short-term rewards of base compensation and the short-term incentive plan. Due to conservative vesting provisions, stock options and restricted stock grants are also designed to encourage an executive to remain with the Company. The value of the equity incentive granted is based on the Executive’s:
•
position in the organization,

•
level of responsibility,

•
impact on the Company’s performance, and

•
actual performance in meeting individual performance goals.

The plan is administered by the Compensation Committee of the Board of Directors. In conjunction with the equity plan, the Compensation Committee established a long-term incentive strategy which includes specific long-term incentive targets for the NEOs based on position in the Company. The strategy provides for safeguards, including clawbacks, to curtail undue short-term risk taking. The Compensation Committee is responsible for the design and oversight of these safeguards. The grants made with respect to 2021, 2020, and 2019 performance consisted solely of shares of restricted Company stock subject to vesting and forfeiture provisions.
For 2021 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on January 27, 2022 and were based on the previous day’s closing price for the Company’s Common Stock of $32.70 per share. All awards have a cliff vesting period of three years. The following table summarizes the 2021 targets and actual grants to the NEOs under the long-term incentive program.

For 2021 Performance	Target (%)	Actual (%)	Value ($)	Shares (#)
Tony C. McKim	30.0%	30.0%	183,000	5,597
Susan A. Norton	20.0%	20.0%	53,500	1,637
Richard M. Elder	20.0%	20.0%	50,000	1,530
Sarah J. Tolman	20.0%	20.0%	47,700	1,459
Jonathan W. Nicholson	20.0%	20.0%	44,000	1,346
For 2020 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on January 28, 2021, and were based on the previous day’s closing price for the Company’s Common Stock of $24.39 per share. All awards have a cliff vesting period of three years with the exception of Mr. Wootton’s, whose award fully vested on March 25, 2021 prior to his retirement(1). The following table summarizes the 2020 targets and actual grants to the NEOs under the long-term incentive program.

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For 2020 Performance	Target (%)	Actual (%)	Value ($)	Shares (#)
Tony C. McKim	25.0%	30.0%	172,500	7,073
Charles A. Wootton(1)	15.0%	15.0%	40,800	1,673
Susan A. Norton	15.0%	20.0%	50,000	2,050
Richard M. Elder	15.0%	20.0%	45,000	1,845
Sarah J. Tolman	15.0%	20.0%	44,600	1,829

(1)
At the Compensation Committee meeting on January 28, 2021, the Committee voted to accelerate the vesting of grants awarded to Mr. Wootton to coincide with his 2021 retirement. An award of 1,243 shares granted January 26, 2017 that was scheduled to vest on January 26, 2022 vested on March 25, 2021 and an award of 1,362 shares granted January 4, 2018 that was scheduled to vest on January 4, 2022 also vested on March 25, 2021.

On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day’s closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants had a one-year vesting period. At the July Compensation Committee meeting (July 30, 2020), the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day’s closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares had a one-year vesting period.
For 2019 performance, grants under the long-term incentive plan were awarded by the Company’s Compensation Committee on January 29, 2020, and were based on the previous day’s closing price for the Company’s Common Stock of $29.49 per share. All awards have a cliff vesting period of three years with the exception of Mr. Wootton’s, whose award had a vesting period of one year. The following table summarizes the 2019 targets and actual grants to the NEOs under the long-term incentive program.

For 2019 Performance	Target (%)	Actual (%)	Value ($)	Shares (#)
Tony C. McKim	25.0%	30.0%	163,500	5,544
Charles A. Wootton	15.0%	15.0%	39,600	1,343
Susan A. Norton	15.0%	15.0%	35,250	1,195
Richard M. Elder	15.0%	15.0%	31,800	1,078
Sarah J. Tolman	15.0%	15.0%	31,500	1,068
The Board of Directors is required to make appropriate adjustments in connection with the 2020 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event, as defined in the 2020 Plan, the Board of Directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for such awards, the Board of Directors is authorized to provide for the acceleration of any award, and, if applicable, to make an award fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of the Company under each outstanding award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities, or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 31

EXECUTIVE COMPENSATION
V. COMPENSATION MIX
The Compensation Committee believes that the Company has developed, with assistance from Pearl Meyer, an appropriate mix of base pay, short-term incentives, and long-term incentives for the Named Executive Officers. Utilizing the 2020 Equity Incentive Plan, the Compensation Committee reviews the mix and determines how long-term incentives fit with total compensation. The Committee’s expectation is that long-term incentives will constitute 10% to 35% of total compensation depending on the executive and their position in the Company. In addition to the long-term incentive plan, the short-term incentive plan approved by the Board in 2012 provides for short-term incentives that could also constitute 15% to 50% of total compensation depending on the executive, their position in the Company and the executive’s job performance in the prior year. With the addition of the short-term and long-term incentive programs, base compensation should constitute 50% to 80% of total pay depending on the executive, their position and individual achievement in relation to their goals. These percentages are based on industry averages and best practices.

Total Target Compensation Mix
VI. COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OTHER NEOS
BASE PAY
As noted previously, the Compensation Committee has established targets for base pay at just above the market median (55th to 75th percentile) of the Company’s peer group, based on recommendations by Pearl Meyer, and each executive’s actual base pay will reflect the executive’s role, experience and contribution to the Company. CEO McKim was appointed President of the Bank in 2014 and he assumed the title of CEO of the Company on January 5, 2015. His salary for 2021 was set at $610,000, which placed him in the 65th percentile for the peer group. As noted above, the Compensation Committee will use the data provided by Pearl Meyer and will consider various other factors including the principles and criteria contained in the compensation philosophy and strategy, and 2021 operating results, to adjust his base salary to the target level selected by the Committee.
As part of its annual review the Compensation Committee reviewed the CEO’s salary in conjunction with the Company’s performance and the performance of banks included in the Company’s peer group. With assistance from Pearl Meyer, the Committee compares the CEO total target direct compensation to three-year total shareholder return (“3-Yr TSR”) as of December 31, 2020 for the Company and peer banks or holding companies. The key finding of this exercise is that Mr. McKim’s pay relative to the Bank’s 3-Yr TSR falls just outside the alignment corridor. The First Bancorp ranks second for 3-Yr TSR and Mr. McKim’s pay ranks 13th versus the peer group.

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EXECUTIVE COMPENSATION
The Compensation Committee’s decisions related to 2021 base salaries were based on 2020 operating results. The Bank continued to outperform the median levels of its national peer group in many areas, as measured by the Uniform Bank Performance Report. These included return on average assets, return on average equity, the efficiency ratio, and asset quality ratios. Building and strengthening the Company’s capital is a priority, and in 2021 the Company’s regulatory capital ratios remained strong. The Board and Management place a high value on building shareholder value, and the $0.31 per share quarterly dividend was increased to $0.32 per share in the second quarter of 2021. Additional detail on the Company’s performance is further detailed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Annual Report on Form 10-K.

STOCK GRANTS/LONG-TERM INCENTIVES
As noted above, in 2012, the Compensation Committee established specific long-term incentive targets for the NEOs based on position in the Company for grants to be made under the Equity Incentive Plan approved by the Shareholders in 2010, and the subsequent plan, which was approved by the Shareholders in 2020.
Grants for 2021 performance under the Long-Term Incentive Program were awarded on January 27, 2022, and were based on the previous day’s closing price for the Company’s common stock of $32.70 per share. All grants have three-year cliff vesting. The detail on these grants can be found on page 30.
Grants for 2020 performance under the Long-Term Incentive Program were awarded on January 28, 2021, and were based on the previous day’s closing price for the Company’s common stock of $24.39 per share. All grants have three-year cliff vesting with the exception of Mr. Wootton’s, whose grant vested on March 25, 2021, prior to his retirement. The detail on these grants can be found on page 31.
On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day’s closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants had a one-year vesting period. At the July Compensation Committee meeting, (July 30, 2020) the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day’s closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares had a one-year vesting period.
Grants for the 2019 performance under the Long-Term Incentive Program were awarded on January 29, 2020, and were based on the previous day’s closing price for the Company’s common stock of $29.49 per share. All grants had a three-year cliff vesting with the exception of Mr. Wootton’s, whose grant vested in one year. The detail on these grants can be found on page 31.

OTHER COMPENSATION
In 2021, there were no additional compensation items for the NEOs other than those detailed in the Executive Compensation Tables beginning on page 36 for CEO McKim, EVP Norton, EVP Elder, EVP Tolman, and EVP Nicholson.
THE FIRST BANCORP, INC. 2022 Proxy Statement | 33

EXECUTIVE COMPENSATION
VII. Other Benefits
401(K) AND OTHER BENEFITS
The Company’s primary retirement plan is a 401(k) Plan. It is available to any employee who has attained the age of 21 and completed six months of continuous service with the Company. The Company typically provides a match at 50% of employee deferrals to the extent that the deferral does not exceed 6% of eligible compensation. Prior to 2020 an annual discretionary component was commonly paid. The Board decided at the end of each fiscal year as to what, if any, amount is to be paid based on the financial performance of the Company for that year. In 2019 this discretionary amount was 2.0% of base salary for all eligible employees. In 2020, the Company converted to a Safe Harbor 401(k) plan. Under the Safe Harbor rules the Company makes a 3.0% Safe Harbor contribution to all eligible employees annually. Employee and employer contributions are 100% vested at all times.

STOCK PURCHASE PLAN
The Company has a stock purchase plan available to all employees and Directors that provides an opportunity to purchase shares of Company stock through payroll deduction. Directors may elect to have up to 100% of their fees applied to stock purchases under the stock purchase plan. The purchase price is at the fair market value of the shares without a commission as determined by the NASDAQ closing price on the day the shares are purchased.

SEVERANCE AND CHANGE OF CONTROL BENEFITS
The Company does not have any employment agreements with any of the executives of the Company, and no contractual or Company policy commitments exist with respect to severance or change of control benefits.
COMPANY VEHICLE
Employees are provided mileage reimbursement for business travel when using their own vehicles. For certain Named Executive Officers, a Company-owned vehicle may be provided subject to approval of the Compensation Committee. The non-business use of the vehicle is taxable income to the executive and is included as part of the executive’s total compensation. In 2021 the only executive with a Company-provided vehicle was CEO McKim.

BANK-OWNED LIFE INSURANCE
The Company may purchase a single-premium life insurance policy on the life of an executive with a split dollar benefit divided between the Company and the executive’s estate. The Company believes that Bank Owned Life Insurance is a good investment option for the Company and also provides key man protection upon the untimely death of a senior executive. The cash surrender value is an asset of the Company.

SUPPLEMENTAL LONG-TERM DISABILITY INSURANCE
In 2010, the Company purchased supplemental long-term disability insurance policies for the five most highly compensated executives at the time.
Two of those executives, CEO McKim and EVP Norton, remain with the Company and are covered by this policy. This insurance was purchased as a

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EXECUTIVE COMPENSATION
group policy through Union Central Insurance and is intended to assist with any shortfalls that may exist due to the insurance caps applicable to the
Company’s overall group policy. The Company continues to review this benefit along with all other Company benefits on an annual basis.

VIII. STOCK OWNERSHIP GUIDELINES
On October 17, 2012, the Compensation Committee voted to establish stock ownership guidelines applicable to Directors, Named Executive Officers, and other executives as recommended by the President and CEO and approved by the
Compensation Committee. Executives and Directors are expected to maintain ownership (by Company grant and individual ownership) of at least the following amounts of the Company’s stock:

Participant	Required Value or Number of Shares
Directors	5,000 shares
President and CEO	2x base salary
Named Executive Officers (other than the CEO)	1x base salary
As of December 31, 2021, all Directors and NEOs met the above stock ownership guidelines.
THE FIRST BANCORP, INC. 2022 Proxy Statement | 35

Executive Compensation Tables and Narrative
SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the
Principal Executive Officer, the Principal Financial Officer as well as the three other highest paid active Executive Officers in fiscal 2021.

Name and Principal Position	Year	Salary ($)	Short-Term Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Tony C. McKim President and Chief Executive Officer	2021	610,000	335,080	183,000	20,194	1,148,274
	2020	575,000	244,620	203,850	19,856	1,043,326
	2019	545,000	231,334	163,500	16,637	956,471
Susan A. Norton Executive Vice President and Chief Administrative Officer	2021	267,500	88,823	53,500	17,760	427,583
	2020	250,000	82,532	59,150	17,431	409,113
	2019	235,000	72,132	35,250	14,303	356,685
Richard M. Elder Executive Vice President and Chief Financial Officer	2021	250,000	80,527	50,000	17,666	398,193
	2020	225,000	73,998	45,000	17,345	361,343
	2019	212,000	61,626	31,800	13,805	319,231
Sarah J. Tolman Executive Vice President and Chief Banking Officer	2021	238,500	93,015	47,700	17,488	396,703
	2020	223,000	73,340	62,900	17,179	376,419
	2019	210,000	64,211	31,500	13,471	319,182
Jonathan W. Nicholson Executive Vice President and Chief Lending Officer	2021	220,000	89,714	44,000	17,400	371,114
	2020	195,700	52,716	28,500	15,448	292,364
	2019	190,000	45,821	27,750	11,792	275,363

(1)
For 2021, the Compensation Committee of the Board granted cash bonuses outside of the STI program to the NEOs and to certain other senior executives. These amounts were: Mr. McKim received an additional bonus of $60,000. Ms. Norton and Mr. Elder each received an additional bonus of $5,000 each, and Ms. Tolman and Mr. Nicholson received additional bonuses of $15,000 each.

(2)
For 2020, the stock awards column includes grants made in January 2021 as well as the following additional grants, On May 15, 2020, Ms. Tolman was awarded 1,000 shares of restricted stock and Ms. Norton was awarded 500 shares based on the previous day’s closing price of $18.30 per share. These awards were granted for strong performance during the Covid-19 pandemic. These grants had a one-year vesting period. At the July Compensation Committee meeting (July 30, 2020), the Committee awarded Mr. McKim 1,500 shares of restricted stock based on the previous day’s closing price of $20.90 per share. This award was made to recognize his leadership during the pandemic. These shares had a one-year vesting period.

(3)
All Other Compensation is detailed in the table below and includes the following:

401(k) Match and Additional Contributions. In all years, the Company provided a match at 50.0% of employee deferrals to the extent that the deferral does not exceed 6.0% of eligible compensation. In 2019, the Company also provided a discretionary contribution to employees who had been employed one year or more. This was 2.0% of base salary in 2019. In 2020 the Company converted to a Safe Harbor 401(k) plan. Under the Safe Harbor requirements, a Safe Harbor contribution of at least 3.0% must be provided annually. In 2021 and 2020, a 3.0% Safe Harbor contribution was provided to eligible employees. All 401(k) match and additional contributions are subject to the IRS regulations that govern the maximum amount of an Officer’s earnings which are eligible to be considered for the match and profit share components of compensation.
Company-Owned Vehicle. The amounts shown include the value of personal use for Company-owned vehicles by the Named Executives, where applicable.
Economic Value of Life Insurance. The amounts shown include the value of the Named Executives’ portion of policies provided by Life Insurance Endorsement Split Dollar Plan agreement for Bank Owned Life Insurance.
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NEO	Year	401(k) Matching Contribution ($)	401(k) Safe Harbor(1) Contribution ($)	Company-Owned Vehicle ($)	Economic Value of Life Insurance ($)
Tony C. McKim	2021	8,700	8,700	2,204	590
	2020	8,550	8,550	2,288	468
	2019	8,400	5,600	2,204	433
Susan A. Norton	2021	8,700	8,700	―	360
	2020	8,550	8,550	―	331
	2019	8,400	5,600	―	303
Richard M. Elder	2021	8,700	8,700	―	266
	2020	8,550	8,550	―	245
	2019	8,105	5,473	―	227
Sarah J. Tolman	2021	8,700	8,700	―	88
	2020	8,550	8,550	―	79
	2019	7,913	5,484	―	74
Jonathan W. Nicholson	2021	8,700	8,700	―	—
	2020	7,724	7,724	―	—
	2019	7,075	4,717	―	—

(1)
Prior to 2020, the Company provided a 2.0% discretionary contribution to each eligible employee’s 401(k) account. In 2020, the Company moved to a Safe Harbor 401(k) plan and began providing a 3.0% Safe Harbor 401(k) contribution.

Stock-Based Compensation
At the 2010 Annual Meeting, the Company’s shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). This Plan expired on April 28, 2020, leaving 215,513 shares not issued. At the 2020 Annual Meeting, shareholders approved the 2020 Equity Incentive Plan (the “2020 Plan”). This plan reserved 400,000 shares of Common Stock for issuance in connection with stock options, restricted stock awards and other equity-based awards to attract and retain the best available personnel, provide additional incentive to officers, employees and non-employee Directors and promote the success of our business. Such grants and awards will be structured in a manner that does not encourage the recipients to expose the Company to undue or inappropriate risk. Options issued under the 2020 Plan will qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code. Other compensation under the 2020 Plan will qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code and will satisfy NASDAQ guidelines relating to equity compensation.
In 2019, awards of 19,087 shares of restricted stock were made under the 2010 Plan representing Long-Term Incentives based on 2018 performance. These awards included 10,029 shares granted to the five NEOs as detailed in the table below and 5,558 shares granted to other executives. All of the NEOs’ shares have cliff vesting on the third anniversary of the grant except for EVP Wootton’s grant. Mr. Wootton’s award had a vesting period of two years. Vesting periods for other executives range from one to three years. In addition, awards of 3,500 shares were made in 2019 to a group of management employees based on 2018 performance with vesting periods of three years.
On November 8, 2019, the Bank entered into an agreement with President and CEO McKim under the 2010 Equity Incentive Plan, which accelerated the vesting period of Restricted Shares issued to President & CEO McKim in 2015, 2016, 2017, and 2018 such that the shares issued in 2015, 2016 and 2017 would vest immediately and the shares issued in 2018 would vest fully after three years instead of the original five years. The economic values of the shares were disclosed in the

THE FIRST BANCORP, INC. 2022 Proxy Statement | 37

Company’s 2016, 2017, 2018 and 2019 Proxy Statements filed with the Securities and Exchange Commission on March 11, 2016, March 10, 2017, March 14, 2018, and March 8, 2019, respectively.
In 2020, awards of 21,595 shares of restricted stock were made under the 2010 Plan representing Long-Term Incentives based on 2019 performance. These awards included 10,228 shares granted to the five NEOs as detailed in the table below and 5,092 shares granted to other executives. All of the NEOs’ shares had cliff vesting on the third anniversary of the grant except for EVP Wootton’s grant. Mr. Wootton’s award had a vesting period of one year. Vesting periods for other executives range from one to three years. In addition, awards of 6,275 shares were made in 2020 to a group of management employees based on 2019 performance with vesting periods of three years.
Also, in 2020, awards of 5,750 shares of restricted stock were made under the 2020 Plan representing Long-Term Incentives based on strong performance and leadership during the Covid-19 pandemic. These awards included 3,000 shares granted to three NEOs as detailed in the table below and 500 shares granted to another executive. These shares had a one-year vesting period. In addition, awards of 2,250 shares were made in 2020 to a group of management employees based on strong performance during the Covid-19 pandemic with vesting periods of three years.
In 2021, awards of 34,689 shares of restricted stock were made under the 2020 Plan representing Long-Term Incentives based on 2020 performance. These awards included 10,228 shares granted to the five NEOs as detailed in the table below and 5,092 shares granted to other executives. All of the NEOs’ shares have cliff vesting on the third anniversary of the grant except for EVP Wootton’s grant. Mr. Wootton’s award had a vesting period of less than one year to coincide with his retirement. Vesting periods for other executives range from one to three years. In addition, awards of 6,275 shares were made in 2021 to a group of management employees based on 2020 performance with vesting periods of three years.

Grants of Plan-Based Awards for 2020(1)
Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Tony C. McKim	1/29/2020	5,544	—	—	163,500
	7/30/2020	1,500	—	—	31,350
Charles A. Wootton	1/29/2020	1,343	—	—	39,600
Susan A. Norton	1/29/2020	1,195	—	—	35,250
	5/15/2020	500	—	—	9,150
Richard M. Elder	1/29/2020	1,078	—	—	31,800
Sarah J. Tolman	1/29/2020	1,068	—	—	31,500
	5/15/2020	1,000	—	—	18,300

(1)
The numbers of shares in this table do not include awards made on January 28, 2021, which are disclosed in previous tables and considered part of 2020 compensation.

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The following table of Outstanding Equity Awards at Fiscal Year End presents all options granted to the five NEOs that were unexercised as of December 31,
2021, and all outstanding stock awards as of the same date:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested as of 12/31/21 (#)	Market Value of Shares of Stock That Have Not Vested as of 12/31/21 ($)
Tony C. McKim	—	—	—	—	19,142	601,059
Susan A. Norton	—	—	—	—	6,824	214,274
Richard M. Elder	—	—	—	—	6,023	189,122
Sarah J. Tolman	—	—	—	—	5,714	179,420
Jonathan W. Nicholson	—	—	—	—	5,877	184,538

(1)
The numbers of shares in this table do not include awards made on January 27, 2022, which are disclosed in previous tables and considered part of 2021 compensation.

The following table of Options Exercised and Stock Vested presents the shares awarded to Named
Executive Officers that became vested in 2021. There are no stock option awards outstanding.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tony C. McKim	—	—	4,971	156,089
Susan A. Norton	—	—	2,190	68,766
Richard M. Elder	—	—	1,449	45,499
Sarah J. Tolman	—	—	2,284	71,718
Jonathan W. Nicholson	—	—	1,148	36,047
The 2010 Plan expired on April 28, 2020, leaving 215,513 shares not issued. The following table summarizes the Company’s 2020 Equity Incentive Plan as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	—	—	359,811
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	—	—	359,811

(1)
The number of shares in this table does not include awards made on January 27, 2022, which are disclosed in previous tables and considered part of 2021 compensation.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 39

Other Employee Benefits
The Bank provides all full-time employees with group life, health, short and long-term-disability insurance, along with Travel and Felonious Assault (TAFA) Insurance. A Flexible Benefits Plan is
available to all full-time employees after satisfying eligibility requirements and to part-time employees scheduled to work an average of at least 30 hours per week.

Compensation Policies and Practices
Compensation Programs
The Company has four primary means of compensating its employees: base pay, the Stakeholder Bonus Program, the short-term incentive plan, and the equity-based long-term incentive plan. Full details on these programs is provided in the Compensation Discussion and Analysis. A summary is provided below.
Base Pay:   Base salary is used to recognize the experience, skills and responsibilities of all of the Company’s employees, including its Named Executive Officers. To determine appropriate levels of base pay for employees other than Named Executive Officers, the Company participates in a salary survey conducted by Pearl Meyer. This survey, conducted of financial institutions in New England, provides much of the information needed to determine base pay for hourly employees, line supervisors and members of middle management. In 2021, the Company also utilized the Pearl Meyer’s Northeast Banking survey to provide further guidance on base pay for these groups of employees. For the average employee of the Company, it is expected that total compensation will be comprised of base pay, equaling 85% to 90% of total compensation, and that the Stakeholder Bonus Program will be 10% to 15% of total compensation. The total compensation mix for Named Executive Officers is detailed in the Compensation Discussion and Analysis.
Stakeholder Bonus Program:   The other key component of compensation for most employees is the Stakeholder Cash Bonus program. This program is not available to NEOs and certain other senior officers. The Stakeholder program was originally implemented in 1994 and is available to all eligible employees. This element of the performance compensation program is designed to support the long-term viability of the Company and increase shareholder value. It addresses these objectives by tying the performance payout to multiple goals which include profitability, growth, productivity, and loan quality. The guiding principle is to reach a balance of these goals, which should collectively have a positive impact on maximizing long-term shareholder value without incentivizing employees to take undue risk. The Compensation Committee believes that this performance-based program provides a reward for high levels of current performance without sacrificing the achievement of long-term goals. Each year specific key performance indicators are chosen along with Company-wide financial performance trigger levels. The objective of the program is to align the performance of employees with the Company’s short- and long-term objectives so neither set of goals is sacrificed for the other.
Short-Term Incentive Plan:   In 2012, the Board of Directors approved a short-term incentive plan for the five NEOs and certain other senior officers of the Company. This element of the compensation program is specifically designed to ensure clarity of expectations in terms of expected results on a short-term basis, to recognize and reward achievement of annual business goals, and to motivate and reward superior performance. This program also ensures that incentives are appropriately risk-balanced in that they do not motivate, or reward excessive risk taking, and ensures that the Company is competitive with the market in order to attract and retain talent needed to grow the Company. The short-term incentive is intended to be a cash bonus.
Long-Term Incentive Plan:   In 2010, the Company’s Shareholders voted to establish an equity-based long-term incentive plan. This plan expired in

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April 2020. At the 2020 Annual Meeting, the Company’s Shareholders voted to establish a new equity-based long-term incentive plan which grants authority to issue stock options, restricted stock, and other equity-based grants to retain existing high-performing employees and to attract new members to the Management team should the need arise. The purpose of this plan is to incentivize executives through equity ownership and align their interests with those of the shareholders while providing longer-term incentives tied to overall Company performance. It is among the objectives of this plan that, by having a portion of the executive’s compensation tied to the performance of the Company’s stock, the individual will be rewarded for enhancing long-term shareholder value.
The mid- to long-term outlook of this type of compensation serves as a balance to the short-term rewards of base compensation and the short-term incentive plan. Stock options and restricted stock grants are also intended to encourage an executive to remain with the Company. The value of the equity award granted reflects the executive’s position in the organization, level of responsibility, impact on the Company’s performance and actual performance in meeting individual performance goals.
Miscellaneous Compensation:   In addition to the compensation elements outlined above, the Company also offers a small cash bonus for successful hiring referrals and for referrals to the Company’s investment management and financial services division.

Compensation Policies and Practices and Risk Management
Management does not believe that the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. Incentive compensation is not tied to individual production volumes or other short-term measures but is instead focused on a balance of measures which reward enhancing the Company’s long-term viability and performance. The Company has extensive risk monitoring and robust internal controls, and internal and external audit activities provide a deterrent against and a means of detecting such risk-increasing behaviors.

Compensation Committee Certification
During 2021, the Compensation Committee met with Senior Risk Officer, Tony C. McKim, to review the Company’s overall compensation program for all employees as well as for Named Executive Officers. Meetings were held on January 28, 2021, July 29, 2021, and December 16, 2021. The overall risk of the Bank’s compensation programs was discussed at the meeting on January 28, 2021. After discussing with Mr. McKim, and a thorough review of the Company’s compensation programs, the Committee concluded that the compensation program for all employees, including Named Executive Officers, is balanced, aligning employees’ interests with those of shareholders, and is not reasonably likely to have a material adverse effect on the Company, including by incentivizing undue risk-taking.

Use of Compensation Consultants
The Compensation Committee contracted with Pearl Meyer in 2021 to conduct a comprehensive analysis of total compensation for the Company’s Named Executive Officers as well as for other selected members of Management. The Bank also participated in Pearl Meyer’s salary survey for New England banks to determine salary ranges for other levels of employees as detailed above.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 41

CEO PAY RATIO CALCULATION
As required by Section 953(b) of the Dodd-Frank Wall Street Reformed Consumer Protection Act and Regulation S-K (Item 402(u)), the Company calculated the total 2021 compensation of Tony C. McKim, President and Chief Executive Officer, and compared that compensation to that of the Company’s ‘median employee’. These calculations and the corresponding comparison were based on total compensation for all employees (other than Mr. McKim) as of December 31, 2021, by aggregating annual wages (including paid time off), the annual bonus paid under the Company’s Stakeholder bonus plan, any other bonuses paid for sales referrals, attendance, etc., and the 401(k) match paid by the Company. The end result was compared with the total compensation of Mr. McKim found on page 36. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Based on this comparison, the total 2021 compensation of the President/CEO of the Company is 18.8 times that of the total 2021 compensation of the median employee which was $61,050. Because a limited number of our employees receive equity compensation, we did not consider this element in calculating the compensation of our employees other than Mr. McKim for purposes of this pay ratio.

Say on Pay
At the 2021 Annual Meeting, Shareholders were asked to approve (on a non-binding basis) the compensation of the Company’s executives. The following table presents the results of the voting:

For	Against	Abstain	Broker Non-Vote
6,051,256	746,918	56,336	1,928,972
The Board of Directors and the Compensation Committee were mindful of this vote as they considered compensation decisions made after the 2021 Annual Meeting and re-examined overall compensation strategies and philosophy. Based on the lowest percentage of Say on Pay yes votes in recent years of 88%, the Board feels that this level of support is an indication of the Shareholders satisfaction with and their support of the Company’s executive compensation program. In 2020 the Shareholders voted to select an annual frequency of future shareholder compensation votes.

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Report of the Compensation Committee
To the Board of Directors of The First Bancorp, Inc.:
The Compensation Committee of The First Bancorp, Inc. certifies that:
1.
It has reviewed with the senior risk officer the Named Executive Officer (NEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage NEOs to take unnecessary and excessive risks that threaten the value of The First Bancorp, Inc.

2.
It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to The First Bancorp, Inc.

3.
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of The First Bancorp, Inc. to enhance the compensation of any employee.

4.
It has reviewed and discussed with Management of the Company the Compensation Discussion and Analysis disclosures contained in this Proxy Statement.

5.
Based on the review described in (4) above, it recommended to the Company’s Board of Directors that such Compensation Discussion and Analysis disclosures be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS
Stuart G. Smith , Chair
Mark N. Rosborough
Cornelius J. Russell
Bruce B. Tindal
February 23, 2022
THE FIRST BANCORP, INC. 2022 Proxy Statement | 43

AUDIT MATTERS

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

BerryDunn McNeil & Parker, LLC (“BerryDunn”) has served as independent auditor for the Company and the Bank since 1993. In the opinion of the Board of Directors, the reputation, qualifications, and experience of the firm make its reappointment appropriate for 2022. It is the desire of the Board of Directors and the Audit Committee that the appointment of BerryDunn as independent auditors be ratified by the Shareholders at the Annual Meeting.
Representatives from BerryDunn will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.
This proposal will be adopted if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Broker non-votes and abstentions will not be included in either total.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment of BerryDunn as our independent auditors for 2022.
Audit Fees and Services
Name	Fiscal Year Ended December 31,
	2021 ($)	2020 ($)
Audit fees(1)	203,000	193,000
Audit-related fees	―	―
Tax fees(2)	29,000	48,000
All other fees(3)	23,000	20,000
Total fees	255,000	261,000

(1)
Audit fees represent the aggregate fees for professional services rendered by the principal accountant, BerryDunn, for the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting and review of interim financial statements included in the Company’s Form 10-K and Form 10-Q filings.

(2)
Tax fees represent the aggregate fees for professional services rendered by BerryDunn for tax compliance, tax advice and tax planning. The nature of the services comprising the fees disclosed under this category are preparation of federal and state tax returns, review of estimated tax payments, review of compliance with information reporting requirements, cost segregation study in 2020 and tax planning.

(3)
All other fees represent the aggregate fees billed for services provided by BerryDunn, other than the services reported in “audit fees” and “tax fees.”. The nature of the services comprising the fees disclosed under this category is related to employee benefit plan audits and routine consulting.

44 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

AUDIT MATTERS
None of the services described above were provided under the de minimis exception set forth in Rule 2-01 (c)(7)(i)(C).
All of the hours expended on BerryDunn’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by BerryDunn full-time permanent employees.
As provided for in the Company’s Audit Committee Charter, the Audit Committee pre-approves, or adopts appropriate procedures to pre-approve, all audit and non-audit services to be provided by the Company’s independent auditors.

Report of the Audit Committee
To the Board of Directors of The First Bancorp, Inc.:
The Audit Committee has reviewed and discussed with Management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received and reviewed the written disclosures from the independent registered public accounting firm regarding independence as required by the PCAOB and the SEC and has discussed with the independent registered public accounting firm its independence from the Company and Management. The Audit Committee also considered whether the services provided by the independent registered public accounting firm to the Company are compatible with maintaining the auditors’ independence. The Audit Committee concluded the independent registered public accounting firm is independent and qualifies to serve as the Company’s auditor.
Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Each of the members of the Audit Committee is independent as defined under the listing standards of NASDAQ.
The Company’s Audit Committee Charter, as adopted by the Board of Directors, can be accessed on the Company’s website at https://investors.thefirst.com/.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Renee W. Kelly, Chair
Mark N. Rosborough
Bruce B. Tindal
February 23, 2022
THE FIRST BANCORP, INC. 2022 Proxy Statement | 45

STOCK OWNERSHIP INFORMATION
Security Ownership of Directors, Management and Principal Shareholders
The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of February 16, 2022 by:
(i)
each person known by the Company to own beneficially more than 5.0% of the Company’s Common Stock,

(ii)
each nominee for Director of the Company,

(iii)
the Named Executive Officers, and

(iv)
all Executive Officers and Directors of the Company as a group.

Except as otherwise indicated below, each of the Directors and Executive Officers and persons owning more than five percent of the Company’s stock has sole voting and investment power with respect to all shares of stock beneficially owned as set forth opposite their name.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% OWNERS
The Midwest Trust Company(1) 5901 College Boulevard, Suite 100 Overland Park, Kansas	899,694	8.16%
First National Wealth Management(1) A division of First National Bank 223 Main Street Damariscotta ME	740,105	6.71%
BlackRock Fund Advisors(1) 400 Howard Street San Francisco, California	657,134	5.96%

(1)
Information regarding The Midwest Trust Company, First National Wealth Management and BlackRock Fund Advisors is based solely upon information obtained from NASDAQ.

Name of Beneficial Owner	Direct Holdings(1)	Spouse’s Holdings	Trustee for First Fruit Foundation	Trustee for Ruth Jones Foundation	Trustee for Anne Rosborough Trust	Percentage Beneficially Owned
DIRECTORS
Robert B. Gregory	47,024	4,177	3,600	5,000		*
Renee W. Kelly	7,175					*
Tony C. McKim	111,680					1.01%
Mark N. Rosborough	171,088	5,090			1,850	1.61%
Cornelius J. Russell	8,605					*
Stuart G. Smith	110,793					1.01%
Kimberly S. Swan(2)	6,028					*
Bruce B. Tindal	21,357	1,000				*
F. Stephen Ward	43,663					*

*
Less than one percent of total outstanding shares

(1)
Direct holdings including sole ownership, joint ownership, DRIP, ESPP, Grants and 401(k) Shares

(2)
Ms. Swan was elected to the Board on May 3, 2021

46 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

STOCK OWNERSHIP INFORMATION
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock Indirectly Owned	Percentage Beneficially Owned
EXECUTIVES
Susan A. Norton	30,155	422	*
Richard M. Elder	22,018		*
Jonathan W. Nicholson	10,924		*
Sarah J. Tolman	10,120		*
Total ownership of all directors and executive officers as a group (15 persons)	640,775		5.81%

*
Less than one percent of total outstanding shares

(1)
Direct holdings including sole ownership, joint ownership, DRIP, ESPP, Grants and 401(k) Shares

The Company does not have a policy regarding the ability of employees (including officers) or Directors of the Company, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that the Company’s Directors, Executive Officers, and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2021 the Company’s officers, Directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) except for Director Swan whose broker sold shares on December 29, 2021 without her knowledge or authorization. A corrective filing has since been made with respect to such sale.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 47

ADDITIONAL INFORMATION
Information about the Annual Meeting and Voting
This Proxy Statement is being furnished to Shareholders of The First Bancorp, Inc. (the “Company”), the parent company of First National Bank (the “Bank”), in connection with the solicitation of Proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Shareholders of the Company to be held:

When	Where	Record Date
Wednesday, April 27, 2022 11:00 a.m. Eastern Daylight Time	Virtually at www.virtualshareholdermeeting.com/FNLC2022	February 16, 2022
This Proxy Statement is first being mailed to Shareholders on March 22, 2022. This solicitation is made by the Company, which will bear the expenses thereof.
The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted FOR the nominees for Directors described herein, FOR approval of the matters described previously and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies; provided, however, that broker non-votes will not be voted in favor of the election of Directors.
Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2022
The First Bancorp’s annual report to shareholders and proxy statement are available at http://materials.proxyvote.com/31866P
PURPOSE OF THE ANNUAL MEETING AND BOARD VOTING RECOMMENDATIONS
Proposals	Board Recommendation	For More Information, See Page
1 Election of nine director nominees to serve for a one-year term	FOR each nominee	5
2 Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	FOR	19
3 Ratification of the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as our independent auditors for 2022	FOR	44
Transaction of such other business as may properly come before the meeting or any adjournment thereof
48 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

ADDITIONAL INFORMATION
As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than Proposals 1 through 3, noted above.
WHO CAN ATTEND THE ANNUAL MEETING
Only Shareholders of record at the close of business on the record date of February 16, 2022 are entitled to receive notice of and to vote the shares of our common stock that they held on that date. On the Voting Record Date, there were 11,023,421 shares of Common Stock of the Company issued and outstanding. Each share of Common
Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.
To attend and participate in the Virtual Annual Meeting, you will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

HOW TO VOTE
Regardless of the number of shares you own your vote is important. Whether or not you expect to attend the meeting, the prompt return of your proxy will save follow-up expenses and assure the proper representation of your shares. You may revoke your proxy if you so desire at any time before it is voted.
Have your proxy card or voting instruction form with your 16-digit control number and follow the instructions.

	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
REGISTERED HOLDERS	www.proxyvote.com, 24/7	Within the United States and Canada, 1-800-690-6903 (toll-free)	Scan the QR code	Mark, date, sign and promptly return the enclosed proxy card, using the postage-paid envelope provided	Attend the virtual annual meeting and cast your ballot online
BENEFICIAL OWNERS (HOLDERS IN STREET NAME)	www.proxyvote.com, 24/7	Within the United States and Canada, 1-800-454-8683 (toll-free)	Scan the QR code	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	Attend the virtual annual meeting and cast your ballot online
DEADLINE	Vote by 11:59 P.M. ET on 04/26/2022 for shares held directly and by 11:59 P.M. ET on 04/24/2022 for shares held in a Plan	If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee
BROKER NON-VOTES
Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter unless the beneficial owner(s) of the shares instructs such record holder how to vote such shares.

THE FIRST BANCORP, INC. 2022 Proxy Statement | 49

ADDITIONAL INFORMATION
VOTING REQUIREMENTS
Proposal	Vote Requirement	Effect of Abstentions and Broker Non-Votes
1 Election of Directors	The vote of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting	• Broker non-votes: the effect of a vote against • Abstentions: the effect of a vote against
2 Say-on-Pay
The affirmative vote of the holders of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote; this vote is advisory so it will not be binding upon the Company’s Board of Directors
• Broker non-votes: no effect • Abstentions: the effect of a vote against
3 Ratification of Appointment of Auditor	The affirmative vote of the holders of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.	• Broker non-votes: no effect • Abstentions: the effect of a vote against
HOW TO CHANGE YOUR VOTE
Any Shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:
1.
filing with the Clerk of the Company a written notice thereof, to:

Susan A. Norton The First Bancorp, Inc. Post Office Box 940 223 Main Street Damariscotta, Maine 04543
2.
submitting a duly executed Proxy bearing a later date; or

3.
attending the Virtual Annual Meeting and vote using the voting button.

Whether you are a stockholder of record, or a beneficial owner of shares held in street name, your attendance at the Annual Meeting will not automatically revoke your proxy.

HOW THE VOTES WILL BE COUNTED
Carrie A. Warren, our inspector, of election, will tabulate the votes while a representative of Broadridge, the Company’s transfer agent, will certify the votes.
HOW TO FIND THE RESULTS OF THE VOTING AFTER THE ANNUAL MEETING
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
50 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

ADDITIONAL INFORMATION
Information about Shareholder Proposals
If you wish to submit a proposal to be included in the Company’s 2023 proxy statement for the 2023 Annual Meeting of Shareholders, the Company must receive it not less than 120 calendar days prior to the first anniversary of the date of this proxy statement, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain standards as to which Shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC.
•
Under the Company’s Bylaws, if you wish to nominate a Director or bring other business before an annual meeting, you must be a Shareholder of record and have continuously held at least $2,000 in market value of the Company’s Common Stock (as determined by the President) for at least one year as of the date of submittal of such proposal and continue to hold those securities through the date of such annual meeting.
•
Your notice must contain specific information required in the Company’s Bylaws.

Shareholder Communication with the Board
Shareholders and other parties interested in communicating directly with the Non-Management Chairman of the Board or with other Non-Management Directors as a group may do so by writing to:
Chair The First Bancorp, Inc. Post Office Box 940 223 Main Street Damariscotta, Maine 04543
The Board approved a process requiring that all such addressed correspondence be reviewed by the Secretary to the Board. The Board Secretary, upon review of the correspondence, will forward to the Non-Management Chair all such correspondence that deals with the functions of the Board or committees thereof. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair in accordance with procedures established by the Audit Committee with respect to such matters.

Accessing Company Financial Statements and Reports and Online Information
An annual report to Shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company Shareholders of record as of the close of business on February 16, 2022 and is enclosed herewith.
Shareholders may obtain without charge a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K.
Written requests should be directed to: Richard M. Elder, Treasurer The First Bancorp, Inc. Post Office Box 940, 223 Main Street Damariscotta, Maine 04543
Materials may also be accessed online at: http://materials.proxyvote.com/31866P

THE FIRST BANCORP, INC. 2022 Proxy Statement | 51

ADDITIONAL INFORMATION
The First Bancorp, Inc.’s website address is https://investors.thefirst.com. All press releases, SEC filings and other reports or information issued by the Company are available at this website, as well as the Company’s:
•
Code of Ethics for Senior Financial Officers,

•
Code of Business Conduct and Ethics,

•
Corporate Governance Guidelines,

•
Audit Committee Charter,

•
Compensation Committee Charter, and

•
Governance Committee Charter.

•
Environmental, Social & Governance Report

Other Matters
The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in its discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy in absence of contrary instructions in the to vote pursuant to the Proxy in accordance with the recommendations of Management.

By Order of the Board of Directors,
SUSAN A. NORTON
Clerk
Damariscotta, Maine
March 22, 2022
52 | THE FIRST BANCORP, INC.  https://investors.thefirst.com

Photograph on folio 5 by Renee Heal
Photograph on folio 18 by Ted Mahler
Photograph on folio [37] by Leo Kowal
Back cover photographs by:
(top row, left to right) Mark Ruppert, Raymond Boulier and Amanda Paradis
(middle row, left to right) Sean Sheppard, Don Dunbar and Nichole McClure
(bottom row, left to right) Zachary Holderby, Penny Walls and Brandon Sutton

THE FIRST BANCORP, INC. C/O BROADRIDGEP.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/26/2022 for shares held directly and by 11:59P.M. ET on 04/24/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/FNLC2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/26/2022 for shares held directly and by 11:59 P.M. ET on 04/24/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees 000 01) Robert B. Gregory02) Renee W. Kelly03) Tony C. McKim04) Mark N. Rosborough05) Cornelius J. Russell06) Stuart G. Smith07) Kimberly S. Swan08) Bruce B. Tindal09) F. Stephen WardThe Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainst Abstain 2.To approve (on a non-binding basis), the compensation of the Company's executives, as disclosed in the Company's annual report and proxy statement.3.To ratify the Board of Directors Audit Committee's selection of Berry Dunn McNeil & Parker, LLC, as independent auditors for the Company for 2022.NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.Please date and then sign exactly as name appears above. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title. 000000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com FIRST BANCORP, INC.Virtual Annual Meeting of Stockholders April 27, 2022 11:00 AMThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Tony C. McKim and Richard M. Elder as Proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned as of the close of business on February 16, 2022, at the Virtual Annual Meeting of Stockholders to be held on Wednesday, April 27, 2022, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. HOWEVER SHARES HELD IN STREET NAME BY BANKS, BROKERS OR OTHER NOMINEES WHO INDICATE ON THEIR PROXY CARDS THAT THEY DO NOT HAVE DISCRETIONARY AUTHORITY TO VOTE SUCH SHARES AS TO A PARTICULAR MATTER, WHICH WE REFER TO AS “BROKER NON-VOTES,” WILL BE COUNTED FOR THE PURPOSE OF DETERMINING WHETHER A
QUORUM EXISTS BUT WILL NOT BE CONSIDERED AS PRESENT AND ENTITLED TO VOTE WITH RESPECT TO A PARTICULAR MATTER.Continued and to be signed on reverse side